UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ DefinitiveProxy Statement
☐ DefinitiveAdditional Materials
☐ SolicitingMaterial Under Rule 14a-12

TRIPADVISOR, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 30, 2012

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TripAdvisor, Inc. We will hold the Annual Meeting on Tuesday, June 26, 2012, at 12:00 p.m. local time at 555 West 18th Street, New York, New York 10011.

At the Annual Meeting, stockholders will be asked (1) to elect the ten directors named in this Proxy Statement, (2) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012, (3) to vote on an advisory resolution to approve the compensation of our named executive officers, (4) to vote on an advisory resolution on the frequency of future advisory resolutions to approve the compensation of our named executive officers and (5) to consider and act upon any other business that may properly come before the meeting and any adjournments thereof. The Board of Directors recommends a vote FOR proposals (1) through (3) and recommends a vote of ONCE EVERY THREE YEARS on proposal (4).

Your vote is very important to us.    You may vote if you were a stockholder of record on April 27, 2012. You may vote via the Internet or by telephone by following the instructions on your Notice of Internet Availability and on the website noted in the Notice of Internet Availability. In order to vote via the Internet or by telephone, you must have your stockholder identification number, which is provided in your Notice. If you have requested a proxy card by mail, you may vote by signing, voting and returning that proxy card in the envelope provided. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone. Please review the instructions for each voting option described in the Notice and in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

Sincerely,

STEPHEN KAUFER

President and Chief Executive Officer

TRIPADVISOR, INC.

141 Needham Street

Newton, Massachusetts 02464

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 26, 2012

The Annual Meeting of Stockholders of TripAdvisor, Inc., a Delaware corporation, will be held on Tuesday, June 26, 2012, at 12:00 p.m. local time at 555 West 18th Street, New York, New York 10011 for the following purposes:

1. To elect the ten directors named in this Proxy Statement, each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal;

2. To ratify the appointment of Ernst & Young LLP as TripAdvisor’s independent registered public accounting firm for 2012;

3. To consider and act upon an advisory resolution to approve the compensation of TripAdvisor’s named executive officers;

4. To consider and act upon an advisory resolution on the frequency of future advisory resolutions to approve the compensation of TripAdvisor’s named executive officers; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of TripAdvisor capital stock at the close of business on April 27, 2012 are entitled to notice of and to vote at the Annual Meeting and any at adjournments or postponements thereof.

In accordance with the rules of the Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about May 8, 2012, and provided access to our proxy materials over the Internet, beginning on May 8, 2012, to the holders of record and beneficial owners of our capital stock as of the close of business on the record date.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms that you are the beneficial owner of those shares.

By order of the Board of Directors,

SETH J. KALVERT

Senior Vice President, General Counsel

and Secretary

April 30, 2012

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on June 26, 2012

This Proxy Statement and the 2011 Annual Report are available at:

http://ir.tripadvisor.com/annual-proxy.cfm

TRIPADVISOR, INC.

141 Needham Street

Newton, Massachusetts 02464

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 26, 2012

PROCEDURAL MATTERS

This Proxy Statement is being furnished to holders of common stock and Class B common stock of TripAdvisor, Inc., a Delaware corporation, in connection with the solicitation of proxies by TripAdvisor’s Board of Directors for use at its 2012 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). All references to “TripAdvisor,” the “Company,” “we,” “our” or “us” in this report are to TripAdvisor, Inc. An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2011, and this Proxy Statement are being made available to all stockholders entitled to vote at the Annual Meeting.

TripAdvisor’s principal offices are located at 141 Needham Street, Newton, Massachusetts 02464. This Proxy Statement is being made available to TripAdvisor stockholders on or about April 30, 2012.

Date, Time and Place of Meeting

The Annual Meeting will be held on Tuesday, June 26, 2012, at 12:00 p.m. local time at 555 West 18th Street, New York, New York 10011.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, otherwise known as holding in “street name,” you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Cameras and recording devices will not be permitted at the Annual Meeting.

Record Date and Voting Rights

General.    The Board of Directors established the close of business on April 27, 2012 as the record date for determining the holders of TripAdvisor stock entitled to notice of and to vote at the Annual Meeting. On the record date, 121,405,426 shares of common stock and 12,799,999 shares of Class B common stock were outstanding and entitled to vote at the Annual Meeting. TripAdvisor stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the record date, voting together as a single voting group, in (i) the election of seven of the ten director nominees, (ii) the ratification of the appointment of TripAdvisor’s independent registered public accounting firm, (iii) the advisory resolution to approve the compensation of TripAdvisor’s named executive officers and (iv) the advisory resolution on the frequency of future advisory resolutions to approve the compensation of TripAdvisor’s named executive officers. TripAdvisor stockholders are entitled to one vote for each share of common stock held as of the record date in the election of the three director nominees that the holders of TripAdvisor common stock are entitled to elect as a separate class pursuant to TripAdvisor’s restated certificate of incorporation.

As of the record date, Barry Diller, the Chairman and Senior Executive of TripAdvisor, held an irrevocable proxy over all TripAdvisor securities owned by Liberty Interactive Corporation (“Liberty”). This irrevocable proxy includes authority to vote on each of the proposals presented for approval at the Annual Meeting. Mr. Diller, through shares that he owns as well as those subject to the Liberty proxy, generally controls the vote of approximately 33.5% of the outstanding shares of common stock (assuming exercise of Mr. Diller’s exercisable stock options and conversion of all shares of Class B common stock into shares of common stock) and 100% of the outstanding shares of Class B common stock and, consequently, approximately 62.3% of the combined voting power of the outstanding TripAdvisor capital stock as of the record date. As a result, regardless of the vote of any other TripAdvisor stockholder, Mr. Diller has control over the vote relating to (i) the election of seven of the ten director nominees, (ii) the ratification of the appointment of TripAdvisor’s independent registered public accounting firm, (iii) the advisory resolution to approve the compensation of TripAdvisor’s named executive officers and (iv) the advisory resolution on the frequency of future advisory resolutions to approve the compensation of TripAdvisor’s named executive officers.

Quorum; Abstentions; Broker Non-Votes

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

With respect to (i) the election of seven of the ten director nominees, (ii) the ratification of the appointment of TripAdvisor’s independent registered public accounting firm, (iii) the advisory resolution to approve the compensation of TripAdvisor’s named executive officers and (iv) the advisory resolution on the frequency of future advisory resolutions to approve the compensation of TripAdvisor’s named executive officers, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum.

For the election of the three directors whom the holders of TripAdvisor common stock are entitled to elect as a separate class, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of shares of common stock constitutes a quorum.

If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of TripAdvisor capital stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote on (a) the election of our directors, (b) the advisory resolution to approve the compensation of our named executive officers or (c) the advisory resolution on the frequency of future advisory resolutions to approve the compensation of our named executive officers, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Solicitation of Proxies

TripAdvisor will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of TripAdvisor, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by facsimile, in person or otherwise. Following the original mailing of the proxies and other soliciting materials, TripAdvisor will ask brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of TripAdvisor capital stock and to request authority for the exercise of proxies. In such cases, TripAdvisor, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.

Voting Proxies

The manner in which your shares may be voted depends on whether you are a:

•	Registered stockholder: Your shares are represented by certificates or book entries in your name on the records of the TripAdvisor’s stock transfer agent; or

•	Beneficial stockholder: You hold your shares “in street name” through a broker, trust, bank or other nominee.

Whether you hold shares directly as a registered stockholder or beneficially as a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. For directions on how to vote, please refer to the instructions below and those on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form provided. To vote using the Internet or by telephone, you will be required to enter the control number included on your Notice of Internet Availability of Proxy Materials or other voting instruction form provided by your broker, trust, bank or other nominee.

•

Using the Internet.    Registered stockholders may vote using the Internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

•

By Telephone.    Registered stockholders may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

•

By Mail.    Registered stockholders may submit proxies by mail by requesting printed proxy cards and marking, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by marking, signing and dating the voting instruction forms provided by their brokers, trusts, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR proposals (1) through (3) and ONCE EVERY THREE YEARS on proposal (4) described in this Proxy Statement.

TripAdvisor is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting in Person at the Annual Meeting

You may also vote in person at the Annual Meeting. Votes in person will replace any previous votes you have made by mail, telephone or the Internet. We will provide a ballot to registered stockholders who request one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trust, bank or other nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote via the Internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the Annual Meeting.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting.

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the Internet prior to the vote at the Annual Meeting or (iii) attending the Annual Meeting and properly giving notice of revocation to the inspector of elections or voting in person. Registered holders may send any written notice or request for a new proxy card to TripAdvisor, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Registered holders may also request a new proxy card by calling 1-800-579-1639.

Other Business

The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders. The Board of Directors has no knowledge of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, the persons designated in the proxy will vote on them according to their best judgment.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of ten members. Pursuant to the terms of TripAdvisor’s bylaws, each director serves for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal. The Board of Directors has nominated the following directors and recommends that each be elected to serve a one-year term and until such director’s successor shall have been duly elected and qualified or until such director’s earlier resignation or removal:

Barry Diller

Stephen Kaufer

William R. Fitzgerald

Victor A. Kaufman

Dara Khosrowshahi

Jonathan F. Miller

Jeremy Philips

Sukhinder Singh Cassidy

Robert S. Wiesenthal

Michael P. Zeisser

TripAdvisor’s amended and restated certificate of incorporation provides that the holders of TripAdvisor common stock, acting as a single class, are entitled to elect a number of directors equal to 25% percent of the total number of directors, rounded up to the next whole number, which is currently three directors. The Board has designated Messrs. Miller, Philips and Wiesenthal as nominees for the positions on the Board to be elected by the holders of TripAdvisor common stock voting as a separate class.

Pursuant to a Governance Agreement among TripAdvisor, Liberty and Mr. Diller, dated December 20, 2011 (the “Governance Agreement”), Liberty has the right to nominate up to a number of directors equal to 20% of the total number of the directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board of Directors is not an even multiple of five) for election to the Board of Directors and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to Liberty are satisfied. Liberty has designated Messrs. Fitzgerald and Zeisser as its nominees to the Board of Directors.

Although management does not anticipate that any of the nominees named above will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board of Directors.

Required Vote

Election of Messrs. Diller, Kaufer, Fitzgerald, Kaufman, Khosrowshahi and Zeisser and Ms. Singh Cassidy as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of TripAdvisor common stock and Class B common stock, present in person or represented by proxy, voting together as a single class.

Election of Messrs. Miller, Philips and Wiesenthal as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of TripAdvisor common stock, present in person or represented by proxy, voting together as a separate class.

For the election of the directors, abstentions and broker non-votes will have no effect because approval by a certain percentage of voting stock present or outstanding is not required.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

Directors and Executive Officers

Set forth below is certain background information, as of March 15, 2012, regarding the members of our Board of Directors, each of whom is also a nominee, as well as TripAdvisor’s other executive officers. Each of the nominees has been a director of TripAdvisor since the completion of TripAdvisor’s spin-off (the “Spin-Off”) from Expedia, Inc. (“Expedia”) in December 2011. There are no family relationships among directors or executive officers of TripAdvisor. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that he or she should be renominated as a director, each nominee has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to TripAdvisor and our Board of Directors as demonstrated by the nominee’s past service. All of our nominees also have extensive management experience in complex organizations. The Board of Directors considered the NASDAQ requirement that the Company’s Audit Committee be composed of at least three independent directors, as well as specific NASDAQ and Securities and Exchange Commission (“SEC”) requirements regarding financial literacy and expertise.

Name	Age	Position
Barry Diller	70	Chairman and Senior Executive
Stephen Kaufer	49	Director, President and Chief Executive Officer
Julie M.B. Bradley	43	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
Seth J. Kalvert	42	Senior Vice President, General Counsel and Secretary
William R. Fitzgerald	54	Director
Victor A. Kaufman	68	Director
Dara Khosrowshahi	42	Director
Jonathan F. Miller	55	Director
Jeremy Philips	39	Director
Sukhinder Singh Cassidy	42	Director
Robert S. Wiesenthal	45	Director
Michael P. Zeisser	47	Director

Barry Diller has been the Chairman of the Board of Directors and Senior Executive of TripAdvisor since the completion of the Spin-Off from Expedia. Mr. Diller has been the Chairman of the Expedia Board and Senior Executive of Expedia since the completion of Expedia’s spin-off from IAC/InterActiveCorp (“IAC”) in August 2005. Mr. Diller has been the Chairman of the Board and Senior Executive of IAC since December 2010 and also served as Chairman of the Board and Chief Executive Officer of IAC (and its predecessors) from August 1995 through November 2010. Mr. Diller also previously served as the Non-Executive Chairman of the Board of Ticketmaster Entertainment, Inc. from August 2008 through January 2010 and as the Non-Executive Chairman of the Board of Live Nation Entertainment, Inc. from January 2010 through October 2010 and remained a member of the Board of Live Nation Entertainment through January 2011. He served as Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994 and as the Chairman of the Board and Chief Executive Officer of Fox, Inc. from 1984 to 1992. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller is currently a member of the Boards of Directors of The Washington Post Company and of The Coca-Cola Company. Mr. Diller is also a member of the Board of Councilors for the University of Southern California’s School of Cinematic Arts, the New York University Board of Trustees, the Executive Board for the Medical Sciences of the University of California, Los Angeles and a member of the Council on Foreign Relations.

Board Membership Qualifications:    As Chairman of the Board of Expedia since its spin-off from IAC (as well as Chairman of the Board of IAC prior to, during and after IAC’s acquisition of TripAdvisor in 2004), Mr. Diller has a great depth of knowledge and experience regarding TripAdvisor and its businesses. Mr. Diller has extensive management experience, including through his service as Chief Executive Officer of media and interactive commerce companies, as well as experience as a director serving on other public company boards, including as Chairman. In addition, Mr. Diller effectively controls over a majority of the outstanding share capital of TripAdvisor.

Stephen Kaufer co-founded TripAdvisor in February 2000 and has been the President and Chief Executive Officer of TripAdvisor since that date. Mr. Kaufer has been a director of TripAdvisor since the completion of the Spin-Off from Expedia. Prior to co-founding TripAdvisor, Mr. Kaufer served as President of CDS, Inc., an independent software vendor specializing in programming and testing tools, and co-founded CenterLine Software and served as its Vice President of Engineering. Mr. Kaufer serves on the boards of several privately-held companies, including CarGurus, LLC, LiveData, Inc., and GlassDoor, Inc., as well as the charity, Caring for Carcinoid Foundation. Mr. Kaufer holds an AB in Computer Science from Harvard University.

Board Membership Qualifications:    As co-founder of TripAdvisor and through his service as its Chief Executive Officer, Mr. Kaufer has extensive knowledge of TripAdvisor’s business and operations, and significant experience in the online advertising sector of the global travel industry. Mr. Kaufer also possesses strategic and governance skills gained through his executive and director roles with several privately-held companies.

William R. Fitzgerald has been a director of TripAdvisor since the completion of the Spin-Off from Expedia and has been a director of Expedia since March 2006. He has served as a Senior Vice President of Liberty Interactive Corporation (formerly known as Liberty Media Corporation) since 2000, and has served as a Senior Vice President of Liberty Media Corporation (formerly known as Liberty Capstarz, Inc.) since September 2011. In addition, Mr. Fitzgerald serves as Chairman and Chief Executive Officer of Ascent Capital Group, Inc. Prior to joining Liberty, Mr. Fitzgerald served as Executive Vice President and Chief Operating Officer, for AT&T Broadband (formerly known as Tele-Communications, Inc.). Prior to that, Mr. Fitzgerald served as Senior Vice President of Corporate Development at Tele-Communications, Inc., was a partner at Daniels & Associates and was a commercial banker at The First National Bank of Chicago. Mr. Fitzgerald served on the Board of Directors of Cablevision Corporation from 1998 to 2000 and on the Board of Directors of OnCommand Corporation from 2002 to 2005. Mr. Fitzgerald received his undergraduate degree from Indiana University Kelley School of Business and a master’s degree from the Kellogg School of Business at Northwestern University.

Board Membership Qualifications:    Mr. Fitzgerald was nominated as a director by Liberty, which, under the Governance Agreement, has the right to nominate two individuals for election to the TripAdvisor Board of Directors (based on Liberty’s ownership of TripAdvisor stock). Mr. Fitzgerald has significant executive-level experience and a strong operational background.

Victor A. Kaufman has been a director of TripAdvisor since the completion of the Spin-Off from Expedia and has been a director and the Vice Chairman of Expedia since the completion of Expedia’s spin-off from IAC in August 2005. Mr. Kaufman has been a director of IAC (and its predecessors) since December 1996 and has served as the Vice Chairman of IAC since October 1999. Mr. Kaufman also previously served as Vice Chairman of the Board of Ticketmaster Entertainment, Inc. from August 2008 through January 2010 and as a director of Live Nation Entertainment, Inc. from January 2010 through December 2010. Mr. Kaufman served in the Office of the Chairman of IAC from January 1997 to November 1997 and as Chief Financial Officer of IAC from November 1997 to October 1999. Prior to his tenure with IAC, Mr. Kaufman served as the Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. (“Savoy”) from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. (“TriStar”) and served in those capacities from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star’s successor company, Columbia Pictures Entertainment, Inc. (“Columbia”). He resigned from those positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star.

Board Membership Qualifications:    Mr. Kaufman has unique knowledge of and experience with TripAdvisor and its businesses gained through his involvement with TripAdvisor during its time as a subsidiary of Expedia and IAC. Mr. Kaufman also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions, as well as experience as a director serving on other public company boards.

Dara Khosrowshahi has been a director of TripAdvisor since the completion of the Spin-Off from Expedia. Mr. Khosrowshahi has been a director and the Chief Executive Officer of Expedia since the completion of Expedia’s spin-off from IAC in August 2005. Mr. Khosrowshahi served as the Chief Executive Officer of IAC Travel, a division of IAC, from January 2005 until the completion of the IAC/Expedia spin-off in August 2005. Prior to his tenure as Chief Executive Officer of IAC Travel, Mr. Khosrowshahi served as Executive Vice President and Chief Financial Officer of IAC from January 2002 to January 2005. Mr. Khosrowshahi served as IAC’s Executive Vice President, Operations and Strategic Planning, from July 2000 to January 2002 and as President, USA Networks Interactive, a division of IAC, from 1999 to 2000. Mr. Khosrowshahi joined IAC in 1998 as Vice President of Strategic Planning and was promoted to Senior Vice President in 1999. Mr. Khosrowshahi worked at Allen & Company LLC from 1991 to 1998, where he served as Vice President from 1995 to 1998.

Board Membership Qualifications:    Mr. Khosrowshahi possesses in-depth experience with and knowledge of the online advertising sector of the global travel industry gained through his service as Chief Executive Officer of Expedia, the former parent company of TripAdvisor, and as Chief Executive Officer of IAC Travel prior to Expedia’s spin-off from IAC. Mr. Khosrowshahi also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions. In his roles as a director and Chief Executive Officer of Expedia, Mr. Khosrowshahi has gained valuable corporate governance experience.

Jonathan F. Miller has been a director of TripAdvisor since the completion of the Spin-Off from Expedia. Mr. Miller is the Chairman and Chief Executive of News Corporation’s digital media group and News Corporation’s Chief Digital Officer, positions he has held since April 2009. Mr. Miller had previously been a founding partner of Velocity Interactive Group (“Velocity”), an investment firm focusing on digital media and the consumer Internet, from its inception in February 2007 until April 2009. Prior to founding Velocity, Mr. Miller served as Chief Executive Officer of AOL LLC (“AOL”) from August 2002 to December 2006. Prior to joining AOL, Mr. Miller served as Chief Executive Officer and President of USA Information and Services, of USA Interactive, a predecessor to IAC. Mr. Miller also served as a director of Ticketmaster Entertainment, Inc. from August 2008 until January 2010, and as a director of Live Nation Entertainment, Inc. from January 2010 through April 2011. Mr. Miller serves on the Board of Trustees of the American Film Institute and is also a member of the International Academy of Television Arts & Sciences.

Board Membership Qualifications:    Through his various senior leadership positions at other private and public companies and business divisions thereof, Mr. Miller possesses extensive executive, strategic, operational, and corporate governance experience. Mr. Miller also has expertise in the digital media and online advertising sectors. Further, Mr. Miller has experience as a director serving on other public company boards.

Jeremy Philips has been a director of TripAdvisor since the completion of the Spin-Off from Expedia. Mr. Philips served as the Chief Executive Officer of Photon Group Limited, a holding company listed on the Australian Securities Exchange, from June 2010 to January 2012. Mr. Philips had previously served as an Executive Vice President in the Office of the Chairman of News Corporation from January 2006 to March 2010, and as Senior Vice President of News Corporation from July 2004 to January 2006. Prior to joining News Corporation, he served in several roles, including as co-founder and Vice-Chairman of a publicly traded Internet holding company, and as an analyst at McKinsey & Company. Mr. Philips also served as a director of REA Group Ltd. from March 2009 to June 2010. He holds a BA and LLB from the University of New South Wales and an MPA from the Harvard Kennedy School of Government.

Board Membership Qualifications:    Mr. Philips has significant strategic and operational experience, acquired through his service as Chief Executive Officer and other executive-level positions at other companies. He also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Sukhinder Singh Cassidy has been a director of TripAdvisor since the completion of the Spin-Off from Expedia. In January 2011, Ms. Singh Cassidy founded, and currently serves as Chairman of Joyus, a video commerce website owned by privately-held Project J Corporation. Ms. Singh Cassidy previously served as Chief Executive Officer and Chairman of the Board of Polyvore, Inc., a privately-held social commerce website, from March 2010 to September 2010. Prior to that, she was CEO-in-residence at Accel Partners, a global venture and growth equity firm, from April 2009 to March 2010. From 2003 to April 2009, Ms. Singh Cassidy held various positions at Google, Inc., including, mostly recently, global Vice President of Sales and Operations. Previously, Ms. Singh Cassidy worked with Yodlee.com, Amazon.com and News Corporation, and in investment banking with Merrill Lynch. Ms. Singh Cassidy has served on the board of directors of privately-held Formspring, Inc., an online social network, since June 2011, served on the board of directors of publicly-traded J. Crew Group, Inc. from August 2009 to March 2010, and currently serves on the board of directors of the nonprofit JobTrain and on the advisory board of A Woman’s Nation, a project of Maria Shriver and the Center for American Progress.

Board Membership Qualifications:    Through her experience as a consumer Internet and media executive, Ms. Singh Cassidy has in-depth knowledge of the online media and advertising sectors. Ms. Singh Cassidy also possesses extensive executive, strategic and operational experience.

Robert S. Wiesenthal has been a director of TripAdvisor since the completion of the Spin-Off from Expedia. Mr. Wiesenthal joined Sony Corporation (“Sony”) in July 2000 and currently serves as Group Executive, Sony Corporation; Executive Vice President and Chief Financial Officer, Sony Corporation of America; and Executive Vice President and Chief Strategy Officer, Sony Entertainment, Inc. He is a member of Sony Pictures Entertainment’s Operating Committee and sits on the Boards of Directors of Sony Music Entertainment and Sony Ericsson Mobile Communications. Prior to joining Sony, Mr. Wiesenthal was associated with Credit Suisse First Boston, joining the firm’s Mergers and Acquisitions Group in 1988, the firm’s Media Group in 1993 and, from 1999 to 2000, serving as Managing Director and head of the firm’s Entertainment and Digital Media practices. Mr. Wiesenthal serves on the Board of Directors of Entercom Communications Corp., a position he has held since 2004. He also serves on the Board of Directors of the Hamptons International Film Festival.

Board Membership Qualifications:    Mr. Wiesenthal possesses extensive strategic, operational and financial experience, gained through his wide range of service in executive-level positions with a strong focus on networked consumer electronics, entertainment, and digital media. He also has a high degree of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Michael P. Zeisser has been a director of TripAdvisor since the completion of the Spin-Off from Expedia. Mr. Zeisser has served as Senior Vice President of Liberty Interactive Corporation (formerly known as Liberty Media Corporation) since September 2003, in which capacity he is responsible for the oversight of Liberty’s eCommerce Group of companies and consumer Internet investments. Prior to his tenure at Liberty, Mr. Zeisser was a partner at McKinsey & Company from December 1996. Mr. Zeisser served as a director of IAC from August 2008 to June 2011 and, at certain times during the past five years, has served as a member of the boards of directors of OpenTV and FUN Technologies, Inc. Mr. Zeisser is a graduate of the University of Strasbourg, France and the J.L. Kellogg Graduate School of Management at Northwestern University, where he was a Procter & Gamble Academic Scholar. Mr. Zeisser also serves on the board of the Silicon Flatirons Center for Law, Technology, and Entrepreneurship at the University of Colorado.

Board Membership Qualifications:    Mr. Zeisser was nominated as a director by Liberty, which under the Governance Agreement has the right to nominate two individuals for election to the TripAdvisor Board of Directors (based on Liberty’s ownership of TripAdvisor stock). Mr. Zeisser has extensive insight into, and unique and specialized experience regarding, the Internet and digital media. He also possesses significant experience with respect to international operations and business strategy.

Julie M.B. Bradley has served as Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of TripAdvisor since October 2011. Prior to joining TripAdvisor, from July 2005 to April 2011, Ms. Bradley served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Art Technology Group, Inc., a provider of e-commerce software solutions and services, which was acquired by Oracle Corporation in January 2011. Prior to joining Art Technology Group, Ms. Bradley was at Akamai Technologies, Inc. from April 2000 to June 2005, most recently serving as Vice President of Finance. Previously, Ms. Bradley was an accountant with Deloitte. Ms. Bradley received her B.S. degree from Wheaton College and is a certified public accountant.

Seth J. Kalvert, has served as Senior Vice President, General Counsel and Secretary of TripAdvisor since August 2011. Prior to his transition to TripAdvisor, Mr. Kalvert served as Vice President, Associate General Counsel of Expedia since February 2006, having been promoted from Assistant General Counsel, a position he had held since March 2005. Prior to that, Mr. Kalvert held positions at IAC, including Senior Counsel, from April 2002 to March 2005, and Vice President and General Counsel of Electronic Commerce Solutions, a former subsidiary of IAC, from July 2001 to March 2002. Previously, Mr. Kalvert held a business development position at Bolt Media Inc., a privately-held online social networking and e-commerce company, and was an associate at Debevoise & Plimpton, LLP, a New York law firm. Mr. Kalvert holds an A.B. degree from Brown University and a J.D. degree from Columbia Law School.

Board of Directors

Director Independence

Under the NASDAQ Stock Market Listing Rules (the “Listing Rules”), the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Listing Rules. This information is obtained from director responses to questionnaires circulated by management, as well as our records and publicly available information. Following this determination, management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board’s prior independence determination. The Board of Directors has determined that each of Ms. Singh Cassidy and Messrs. Miller, Philips and Wiesenthal is an “independent director” as defined by the Listing Rules. In making its independence determinations, the Board of Directors considered the applicable legal standards and any relevant transactions, relationships or arrangements. In addition to the satisfaction of the director independence requirements set forth in the Listing Rules, members of the Audit Committee and Compensation Committee have also satisfied separate independence requirements under the current standards imposed by the SEC and the Listing Rules for audit committee members and by the SEC and the Internal Revenue Service for compensation committee members.

Controlled Company Status

The Listing Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company, such as TripAdvisor, from certain requirements under the Listing Rules.

Pursuant to a Stockholders Agreement, dated December 20, 2011, by and between Liberty and Mr. Diller (the “Stockholders Agreement”), Mr. Diller, through shares owned by him as well as those beneficially owned by Liberty as of April 27, 2012, the record date for the Annual Meeting, generally controls the vote of approximately 33.5% of the outstanding shares of common stock (assuming exercise of Mr. Diller’s exercisable stock options and conversion of all shares of Class B common stock into shares of common stock) and 100% of the outstanding Class B common stock and, consequently, approximately 62.3% of the combined voting power of the outstanding TripAdvisor capital stock. Mr. Diller and Liberty have filed a Statement of Beneficial Ownership on Schedule 13D with respect to their TripAdvisor holdings and related voting arrangements with the SEC. On this basis, TripAdvisor is relying on the exemption for controlled companies from certain requirements under the Listing Rules, including, among others, the requirement that a majority of the Board of Directors be composed of independent directors, the requirement that the Compensation Committee be composed solely of independent directors and certain requirements relating to the nomination of directors.

Board Leadership Structure

Mr. Diller serves as the Chairman of the Board of Directors and also serves as our Senior Executive, and Mr. Kaufer serves as Chief Executive Officer of TripAdvisor. The roles of Chief Executive Officer and Chairman of the Board of Directors are currently separated in recognition of the differences between the two roles. This leadership structure provides us with the benefit of Mr. Diller’s oversight of TripAdvisor’s strategic goals and vision, coupled with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of the Company and its operating businesses. We believe that it is in the best interests of our stockholders for the Board of Directors to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or Chief Executive Officer based on the relevant facts and circumstances applicable at such time. Independent members of the Board of Directors chair our Audit Committee, Compensation Committee and Section 16 Committee. We have had the current leadership structure since the completion of the Spin-Off.

Meeting Attendance

The Spin-Off was completed on December 20, 2011. Neither the Board of Directors nor any committees of the Board of Directors met or acted by written consent following the completion of the Spin-Off in 2011. The independent directors meet in regularly scheduled sessions, typically before or after each Board meeting, without the presence of management. We do not have a lead independent director or any other formally appointed leader for these sessions. Directors are encouraged, but not required, to attend annual meetings of TripAdvisor stockholders. Because TripAdvisor became an independent company on December 20, 2011 following the completion of the Spin-Off, we did not hold an Annual Meeting of Stockholders in 2011.

Committees of the Board of Directors

The Board of Directors has the following standing committees: the Audit Committee, the Compensation Committee, the Section 16 Committee and the Executive Committee. The Audit, Compensation and Section 16 Committees operate under written charters adopted by the Board of Directors. These charters are available in the “Corporate Governance” section of TripAdvisor’s corporate website at ir.tripadvisor.com. At each regularly scheduled Board meeting, the Chairperson of each committee provides the full Board of Directors with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting. The independent membership of our Audit, Compensation and Section 16 Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management.

The following table sets forth the current members of each committee of the Board of Directors.

Name	Audit Committee	Compensation Committee	Section 16 Committee	Executive Committee
Barry Diller	—	—	—	X
Stephen Kaufer	—	—	—	X
Victor A. Kaufman	—	—	—	X
Sukhinder Singh Cassidy(1)	—	Chair	Chair	—
Dara Khosrowshahi	—	—	—	—
Jonathan F. Miller(1)	X	—	—	—
Jeremy Philips(1)	X	X	X	—
William R. Fitzgerald	—	—	—	—
Robert S. Wiesenthal(1)	Chair	—	—	—
Michael P. Zeisser	—	X	—	—

(1)	Independent director

Audit Committee.    The Audit Committee of the Board of Directors currently consists of three directors: Messrs. Miller, Philips and Wiesenthal. Mr. Wiesenthal is the Chairman of the Audit Committee. Each Audit Committee member satisfies the independence requirements under the current standards imposed by the rules of the SEC and NASDAQ. The Board has determined that each of Messrs. Wiesenthal and Philips is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, pursuant to which the Audit Committee is granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Exchange Act. The full text of the Audit Committee charter is available in the “Corporate Governance” section of TripAdvisor’s corporate website at ir.tripadvisor.com. The Audit Committee is appointed by the Board of Directors to assist the Board with a variety of matters discussed in detail in the Audit Committee charter, including monitoring (i) the integrity of our financial reporting process, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of our internal audit function and of the independent registered public accounting firm and (iv) our compliance with legal and regulatory requirements. The formal report of the Audit Committee with respect to the year ended December 31, 2011 is set forth in the section below titled “Audit Committee Report.”

Compensation Committee.    The Compensation Committee consists of Ms. Singh Cassidy and Messrs. Philips and Zeisser. Ms. Singh Cassidy is the Chairperson of the Compensation Committee. With the exception of Mr. Zeisser, each member is an “independent director” as defined by the NASDAQ listing rules. No member of the Compensation Committee is an employee of TripAdvisor. The Compensation Committee functions pursuant to a written charter adopted by the Board of Directors. The full text of the Compensation Committee charter is available in the “Corporate Governance” section of TripAdvisor’s corporate website at ir.tripadvisor.com. The Compensation Committee is responsible for (i) administering and overseeing our compensation with respect to executive officers, including salary matters, bonus plans and stock compensation plans and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (see the section below titled “Section 16 Committee”). A description of our processes and procedures for the consideration and determination of executive compensation is included in the section below titled “Compensation Discussion and Analysis.”

Section 16 Committee.    The Section 16 Committee consists of Ms. Singh Cassidy and Mr. Philips. Ms. Singh Cassidy is the Chairperson of the Section 16 Committee. Each member is an “independent director” as defined by the Listing Rules and satisfies the definition of “non-employee director” for purposes of Section 16 of the Exchange Act. The Section 16 Committee is authorized to exercise all powers of the Board of Directors with respect to matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to TripAdvisor’s executive officers.

Executive Committee.    The Executive Committee consists of Messrs. Diller, Kaufer and Kaufman. The Executive Committee has the powers of the Board of Directors in the intervals between meetings of the Board of Directors with respect to (i) oversight and implementation of matters approved by the Board of Directors, (ii) administrative matters with respect to benefit plans, transfer agent matters, banking authority, formation of subsidiaries and other administrative items involving subsidiaries and determinations or findings under TripAdvisor’s financing arrangements and (iii) in the case of a natural disaster or other emergency as a result of which a quorum of the Board of Directors cannot readily be convened for action, directing the management of the business and affairs of TripAdvisor during such emergency or natural disaster. The Executive Committee shall not have authority with respect to those matters that are specifically reserved to the Board of Directors under Delaware law.

Risk Oversight

Assessing and managing risk is the responsibility of TripAdvisor’s management. Our Board of Directors oversees and reviews certain aspects of our risk management efforts. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The President and Chief Executive Officer, the Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer and the Senior Vice President, General Counsel and Secretary attend Board meetings and discuss operational risks with the Board. Management also provides quarterly reports and presentations on strategic risks to the Board. Among other areas, the Board is directly involved in overseeing risks related to our overall corporate strategy, business continuity, crisis preparedness and competitive and reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

•

The Audit Committee is responsible for discussing with management the Company’s major financial risks and the steps management has taken to monitor and control such risks. In fulfilling its responsibilities, the Audit Committee receives regular reports from the Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, the Senior Vice President, General Counsel and Secretary, the Vice President of Tax, the Corporate Controller, the Senior Corporate Counsel and from Ernst & Young LLP. The Audit Committee makes regular reports to the Board of Directors. In addition, we have, under the supervision of the Audit Committee, established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

•

The Compensation Committee considers and evaluates risks related to our cash and equity-based compensation programs and practices as well as for evaluating whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on TripAdvisor. Consistent with SEC disclosure requirements, management has assessed compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on TripAdvisor.

Director Nominations

Given the ownership structure of TripAdvisor and our status as a “controlled company,” the Board of Directors does not have a nominating committee or other committee performing similar functions or any formal policy on director nominations. Pursuant to the Governance Agreement, Liberty has the right to nominate a number of directors equal to 20% of the total number of the directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the

Board of Directors so long as certain stock ownership requirements are satisfied. The Board of Directors does not have specific requirements for eligibility to serve as a director of TripAdvisor, nor does it have a specific policy on diversity. However, in evaluating candidates, regardless of how recommended, the Board of Directors considers whether the professional and personal ethics and values of the candidate are consistent with those of TripAdvisor, whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to TripAdvisor, including in providing a mix of Board members that represent a diversity of backgrounds, perspectives and opinions, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board of Directors, and whether the candidate is prepared and qualified to represent the best interests of TripAdvisor’s stockholders. Given the controlled status of TripAdvisor, the Board of Directors believes the process described above is appropriate. Liberty has nominated Messrs. Fitzgerald and Zeisser as nominees for 2012. The other nominees to the Board of Directors were recommended by the Chairman and then were considered and recommended by the entire Board of Directors.

The Board of Directors does not have a formal policy regarding the consideration of director candidates recommended by stockholders. However, the Board of Directors would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to TripAdvisor, Inc., 141 Needham Street, Newton, Massachusetts 02464, Attention: Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board of Directors.

Communications With the Board

Stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to TripAdvisor, Inc., 141 Needham Street, Newton, Massachusetts 02464, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board of Directors or certain specified directors. The Secretary will then review such correspondence and forward it to the Board of Directors, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board of Directors or to the specified director(s).

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

Ernst & Young LLP was TripAdvisor’s independent registered public accounting firm for the year ended December 31, 2011. Ernst & Young LLP was and is Expedia’s independent registered public accounting firm as well. The Audit Committee of the Board of Directors has also appointed Ernst & Young LLP as TripAdvisor’s independent registered public accounting firm for the year ending December 31, 2012.

The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. If the stockholders fail to vote to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without resubmitting the matter to TripAdvisor stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of TripAdvisor and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

Required Vote

At the Annual Meeting, TripAdvisor will ask its stockholders to ratify the appointment of Ernst & Young LLP as TripAdvisor’s independent registered public accounting firm for 2012. This proposal requires the affirmative vote of a majority of the voting power of the shares of TripAdvisor capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the ratification of the independent registered public accounting firm proposal and will have the same effect as votes against the proposal. Brokers have discretion to vote on the proposal for ratification of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS TRIPADVISOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

Fees Paid to Our Independent Registered Public Accounting Firm

The following table sets forth aggregate fees for professional services rendered by Ernst & Young LLP. Fees billed by Ernst & Young LLP to Expedia for periods prior to the December 20, 2011 Spin-Off date are not included below.

2011
Audit Fees(1)	$468,000
Audit-Related Fees(2)	$—
Total Audit and Audit-Related Fees	$468,000
Tax Fees	$—
Other Fees	$—
Total Fees	$468,000

(1)	Audit Fees include fees and expenses associated with the annual audit of TripAdvisor’s consolidated financial statements, statutory audits, reviews of TripAdvisor’s periodic reports, accounting consultations, reviews of SEC registration statements and consents and other services related to SEC matters.

(2)	Audit-Related Fees include fees and expenses for due diligence in connection with acquisitions, accounting consultations and benefit plan audits.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has considered the non-audit services provided by Ernst & Young LLP as described above and believes that they are compatible with maintaining Ernst & Young LLP’s independence as our independent registered public accounting firm.

The Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by TripAdvisor’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from TripAdvisor and our management. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.

Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and it has currently delegated this authority to its Chairman, subject to a limit of $250,000 per approval. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to Company management.

PROPOSAL 3:

ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF TRIPADVISOR’S NAMED EXECUTIVE OFFICERS

Overview

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), this proposal, commonly known as a “say on pay” proposal, enables TripAdvisor stockholders to vote to approve, on an advisory or non-binding basis, the compensation of TripAdvisor’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

TripAdvisor’s executive compensation program is designed to attract, retain and motivate highly skilled executives with the business experience and acumen that management and the Compensation Committees believe are necessary for achievement of TripAdvisor’s long-term business objectives. In addition, the executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of TripAdvisor’s stockholders. Please refer to the “Executive Compensation” and “Compensation Discussion and Analysis” sections for a detailed discussion of TripAdvisor’s executive compensation practices and philosophy.

TripAdvisor is asking for stockholder approval, on an advisory basis, of the compensation of TripAdvisor’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures in the “Executive Compensation” and “Compensation Discussion and Analysis” sections, the compensation tables and the narrative discussion following the compensation tables in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of TripAdvisor’s named executive officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore not binding on TripAdvisor, the Compensation Committees of the TripAdvisor Board of Directors, or the TripAdvisor Board of Directors. The TripAdvisor Board of Directors and the TripAdvisor Compensation Committees value the opinions of TripAdvisor’s stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committees will consider the impact of such vote on its future compensation policies and decisions.

Required Vote

At the Annual Meeting, TripAdvisor will ask its stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This proposal requires the affirmative vote of a majority of the voting power of the shares of TripAdvisor capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the TripAdvisor executive compensation proposal and will have the same effect as votes against the proposal. Brokers do not have discretion to vote on the proposal regarding TripAdvisor’s executive compensation and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF TRIPADVISOR’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY RESOLUTIONS TO APPROVE THE COMPENSATION OF TRIPADVISOR’S NAMED EXECUTIVE OFFICERS

Overview

Pursuant to the Dodd-Frank Act, this proposal, commonly known as a “say on frequency” proposal, enables TripAdvisor stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to vote on future advisory resolutions to approve the compensation of TripAdvisor’s named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two or three years.

After careful consideration of this proposal, TripAdvisor’s Board of Directors has determined that holding a vote on an advisory resolution to approve the compensation of its named executive officers every three years is the most appropriate alternative for TripAdvisor, and therefore TripAdvisor’s Board of Directors recommends that stockholders vote for a three-year interval for the advisory vote on the compensation of its named executive officers

In formulating its recommendation, TripAdvisor’s Board of Directors considered a triennial vote on an advisory resolution to approve the compensation of TripAdvisor’s named executive officers is a reasonable frequency, as it is more in line with the long-term nature of TripAdvisor’s equity compensation horizon and because it would allow for an appropriate interval between the vote and an opportunity to evaluate TripAdvisor’s consideration of the results of the prior vote, thereby enabling TripAdvisor’s stockholders to assess the impact of TripAdvisor’s named executive officer compensation policies and decisions. TripAdvisor understands that its stockholders may have different views as to what is the best approach for TripAdvisor and looks forward to hearing from its stockholders at the 2012 Annual Meeting of Stockholders on this proposal.

Required Vote

At the Annual Meeting, TripAdvisor will ask its stockholders to choose, on an advisory basis, how frequently they would like to cast a vote on an advisory resolution to approve the compensation of TripAdvisor’s named executive officers. Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the voting power of the shares of TripAdvisor capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class. However, because this vote is advisory and non-binding, if none of the frequency options receives such a majority, the option receiving the greatest number of votes will be considered the frequency recommended by TripAdvisor’s stockholders. Although this vote will not be binding on TripAdvisor or the TripAdvisor Board of Directors and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, TripAdvisor or the TripAdvisor Board of Directors, the TripAdvisor Board of Directors will take into account the outcome of this vote in making a determination on the frequency at which TripAdvisor will include future advisory resolutions to approve the compensation of its named executive officer compensation in future proxy statements.

Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the frequency of future votes on advisory resolutions to approve the compensation of TripAdvisor’s named executive officers and will have the same effect as votes against the proposal. Brokers do not have discretion to vote on the proposal regarding the frequency of the TripAdvisor named executive officer compensation proposal and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF A THREE-YEAR INTERVAL FOR THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF TRIPADVISOR’S NAMED EXECUTIVE OFFICERS.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. The Company’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of the Company’s financial statements to generally accepted accounting principles and applicable rules and regulations, and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements, together with the results of the assessment of the internal control over financial reporting, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from the Company and the Company’s management. Finally, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with its independence.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC, and the Board approved such inclusion.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that TripAdvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Members of the Audit Committee:

Robert S. Wiesenthal (Chairman)

Jonathan F. Miller

Jeremy Philips

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes TripAdvisor’s executive compensation program as it relates to the following “named executive officers”:

Name	Position with TripAdvisor, Inc.
Barry Diller	Chairman and Senior Executive
Stephen Kaufer	President and Chief Executive Officer
Julie M.B. Bradley	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
Seth J. Kalvert	Senior Vice President, General Counsel and Secretary

TripAdvisor has a Compensation Committee and a Section 16 Committee that together have primary responsibility for establishing the compensation of our named executive officers.

From April 2004 until the completion of the Spin-Off on December 20, 2011, the companies that became TripAdvisor were subsidiaries of Expedia. As a result, the 2011 compensation programs described in this proxy were primarily established by the Compensation Committee of the Expedia Board of Directors (the “Expedia Compensation Committee”) or by Expedia management. Certain employment matters relating to TripAdvisor’s named executive officers are governed by the Employee Matters Agreement entered into between TripAdvisor and Expedia in connection with the Spin-Off. Please see the section entitled “Certain Relationships and Related Person Transactions” below for more information on the Employee Matters Agreement. The compensation of Ms. Bradley and Mr. Kalvert is governed in part by the terms of their employment agreements which are described below.

Compensation Program Objectives

Following the Spin-Off, TripAdvisor’s executive compensation program is designed to attract, motivate and retain highly skilled executives with the business experience and acumen that management and the Compensation Committees believe are necessary for achievement of TripAdvisor’s long-term business objectives. In addition, the executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of our stockholders. Management and the Compensation Committees evaluate both performance and compensation levels to ensure that we maintain our ability to attract and retain outstanding employees in executive positions and that the compensation provided to these executives remains competitive with the compensation paid to similarly situated executives at comparable companies. To that end, management and the Compensation Committees believe the executive compensation packages provided by TripAdvisor to the named executive officers should include both cash and equity-based compensation.

Roles and Responsibilities

Role of the Compensation and Section 16 Committees

The Compensation Committee is appointed by the Board of Directors and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee currently consists of Ms. Singh Cassidy and Messrs. Philips and Zeisser. The Compensation Committee is responsible for (i) administering and overseeing our compensation with respect to executive officers, including salary matters, bonus plans and stock compensation plans and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (see below). Ms. Singh Cassidy is the Chairperson of the Compensation Committee.

The Section 16 Committee is also appointed by the Board of Directors and consists entirely of directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Section 16 Committee currently consists of Ms. Singh Cassidy and Mr. Philips. The Section 16 Committee is responsible for administering and overseeing matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to named executive officers. Ms. Singh Cassidy is also the Chairperson of the Section 16 Committee.

In this Proxy Statement, we refer to the Compensation Committee and Section 16 Committee collectively as the “Compensation Committees.”

Role of Executive Officers

TripAdvisor management participates in reviewing and refining our executive compensation program. Mr. Kaufer, TripAdvisor’s President and Chief Executive Officer, annually reviews the performance of the Company and each named executive officer with the Compensation Committees and makes recommendations with respect to the appropriate base salary, annual cash bonus and grants of long-term equity incentive awards for each named executive officer, other than in connection with compensation for himself and Mr. Diller, our Chairman and Senior Executive. The President and Chief Executive Officer and the Compensation Committees discuss each recommendation. Based in part on these recommendations and other considerations discussed below, the Compensation Committees review and approve the annual compensation package of each named executive officer.

Compensation Program Elements

General

The primary elements of the executive compensation program are base salary, annual cash bonus and equity compensation. Going forward, we expect the Compensation Committees to review these elements in the first quarter of each year in light of TripAdvisor and individual performance, recommendations from management and other relevant information, including prior compensation history and outstanding long-term compensation arrangements. Management and the Compensation Committees believe that there are multiple, dynamic factors that contribute to success at an individual and business level. Management and the Compensation Committees have therefore avoided adopting strict formulas and have relied primarily on a discretionary approach that allows the Compensation Committees to set executive compensation levels on a case-by-case basis, taking into account all relevant factors.

Following recommendations from management, the Compensation Committees may also adjust compensation for specific individuals at other times during the year when there are significant changes in responsibilities or under other circumstances that the Compensation Committees consider appropriate.

Base Salary

Base salary represents the fixed portion of a named executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. An executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within TripAdvisor and similarly situated executives at comparable companies. The 2011 base salaries of Mr. Kaufer, Ms. Bradley and Mr. Kalvert were approved by Expedia prior to the Spin-Off. Mr. Diller did not receive any base salary from TripAdvisor in 2011. Base salary is typically reviewed annually, at which time management makes recommendations to the Compensation Committees based on consideration of a variety of factors, including:

•	the executive’s total compensation relative to other executives in similarly situated positions,

•	individual performance of the executive,

•	the executive’s responsibilities, prior experience, and individual compensation history, including any additional compensation such as signing bonuses or relocation benefits,

•	the terms of the executive’s employment agreement, if any,

•	competitive compensation market data, when available,

•	general economic conditions,

•	the recommendations of the President and Chief Executive Officer, other than in connection with compensation for himself and the Chairman and Senior Executive, and

•	with respect to the President and Chief Executive Officer, the recommendation of the Chairman and Senior Executive.

After consideration of the factors discussed above, the Compensation Committees decided to increase Mr. Kaufer’s 2012 base salary from $300,000 to $500,000, Ms. Bradley’s 2012 base salary from $300,000 to $302,500, and Mr. Kalvert’s 2012 base salary from $325,000 to $330,000. The Compensation Committees also decided to set Mr. Diller’s 2012 base salary at $100,000, effective as of January 1, 2012.

Cash Bonuses

Cash bonuses are granted to recognize and reward an individual’s annual contribution to Company performance. Pursuant to the terms of their respective employment agreements, Ms. Bradley has a target cash bonus equal to 66% of her base salary for the year with a guaranteed cash bonus for 2011 equal to 66% of her pro-rated base salary and Mr. Kalvert has a target cash bonus equal to 50% of his base salary for the year. The Chairman and Senior Executive and the President and Chief Executive Officer did not have a target cash bonus percentage for 2011. Following the Spin-Off, unless otherwise provided by the provisions of employment agreements, bonus targets for executive officers are generally established by the Compensation Committees, based on the recommendations of management, and are reviewed each year by the President and Chief Executive Officer with the approval of the Chairman and Senior Executive and the Compensation Committees.

In April 2012, management recommended bonuses with respect to calendar year 2011 for each of the named executive officers after taking into account a variety of factors, including:

•	the successful completion of the Spin-Off,

•	TripAdvisor’s business and financial performance, including year-over-year performance,

•	TripAdvisor’s performance against strategic initiatives,

•	the executive’s target cash bonus percentage, if any,

•	the executive’s individual performance,

•	the overall funding of the cash bonus pool,

•	the amount of bonus relative to other TripAdvisor executives,

•	general economic conditions,

•	competitive compensation market data, when available,

•	the recommendations of the President and Chief Executive Officer, other than in connection with compensation for himself and the Chairman and Senior Executive, and

•

with respect to the President and Chief Executive Officer, the recommendation of the Chairman and Senior Executive and Mr. Khosrowshahi, to whom the President and Chief Executive Officer reported prior to the completion of the Spin-Off in 2011.

For the 2011 cash bonuses awarded to the named executive officers, the Compensation Committees gave particular consideration to efforts of the named executive officers in connection with the Spin-Off, the President and Chief Executive Officer’s recommendations for Ms. Bradley and Mr. Kalvert, which reflected their individual performance during 2011, and for the President and Chief Executive Officer, his contribution to the Company’s significant year-over-year growth in key financial and operating metrics and his role in directing acquisitions and in the Spin-Off. The cash bonuses awarded to the named executive officers are as follows: Mr. Kaufer, $500,000, Ms. Bradley, $100,000, and Mr. Kalvert, $180,000. No bonus was awarded to Mr. Diller for 2011.

After consideration of the factors discussed above, the Compensation Committees decided to set Mr. Kaufer’s 2012 target cash bonus at 100%. With respect to Ms. Bradley and Mr. Kalvert, the Compensation Committees decided to maintain their 2012 target bonus amounts at 66% and 50%, respectively, which is consistent with the terms of their respective employment agreements.

These cash bonuses are reflected in the “Bonus” column of the table below titled “2011 Summary Compensation Table.”

Equity Compensation

The equity compensation currently held by the named executive officers was granted by the Expedia Compensation Committee. This equity compensation was converted to either TripAdvisor options or restricted stock units (“RSUs”) in connection with the Spin-Off. Other than the converted equity awards, TripAdvisor did not make any equity awards to the named executive officers in 2011. Please see the section entitled “Certain Relationships and Related Person Transactions” below for more information on the treatment of Expedia equity-based compensation awards in connection with the Spin-Off.

Following the Spin-Off, the Compensation Committees expect to use equity compensation to align executive compensation with our long-term performance. Equity compensation awards link compensation to financial performance because the value of equity awards depends on TripAdvisor’s share price. Equity compensation awards are also an important employee retention tool because they generally vest over a multi-year period, subject to continued service by the award recipient. The Compensation Committees plan to grant equity awards primarily in the form of stock options but will use RSUs as well in appropriate circumstances.

Equity awards are typically granted to executive officers upon hire or promotion and annually thereafter. We expect annual equity awards for 2012 to be granted by the Compensation Committees in May 2012. Thereafter, we expect annual equity awards to be made in the first quarter of each year when the Compensation Committees meet to make determinations regarding annual bonuses for the last completed fiscal year and to set compensation levels for the current fiscal year.

The Compensation Committees review various factors considered by management when they establish the Company’s equity grant pool, including:

•	TripAdvisor’s business and financial performance, including year-over-year performance,

•	dilution rates, taking into account projected headcount growth and employee turnover,

•	non-cash compensation as a percentage of earnings before interest, taxes, depreciation and amortization,

•	equity compensation utilization by peer companies,

•	general economic conditions, and

•	competitive compensation market data regarding award values.

For specific grants to named executive officers, management makes recommendations to the Section 16 Committee based on a variety of factors, including:

•	TripAdvisor’s business and financial performance, including year-over-year performance,

•	individual performance and future potential of the executive,

•	the overall size of the equity grant pool,

•	award value relative to other TripAdvisor executives,

•	the value of previous grants and amount of outstanding unvested equity awards,

•	competitive compensation market data, to the degree that the available data is comparable,

•	the recommendations of the President and Chief Executive Officer, other than in connection with compensation for himself and the Chairman and Senior Executive, and

•	with respect to the President and Chief Executive Officer, the recommendation of the Chairman and Senior Executive.

After review and consideration of management’s recommendations, the Section 16 Committee decides whether to approve the grants of equity compensation to executive officers.

Employee Benefits

In addition to the primary elements of compensation (base salary, cash bonuses and equity awards) described above, the named executive officers also participate in employee benefits programs available to all domestic employees generally, including the TripAdvisor Retirement Savings Plan. Under this plan, TripAdvisor matches 50% of each dollar a participant contributes, up to the first 6% of compensation, subject to tax limits. In situations where an executive is required to relocate, TripAdvisor also provides relocation benefits, including reimbursement of moving expenses, temporary housing and other relocation expenses as well as a tax gross-up payment on the relocation benefits. TripAdvisor also sponsors a Global Personal Travel Reimbursement program generally available to all employees, including named executive officers, that provides for reimbursement of up to $750 a year for leisure travel that is arranged using one of the TripAdvisor Media Group family of products and provides all employees, including named executive officers, an annual holiday bonus in the form of a gift card as well as a tax gross-up payment on the value of the gift card.

The Role of Peer Groups, Surveys and Benchmarking

Management considers multiple data sources when reviewing compensation information to ensure that the data reflects compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, management considers the following information in connection with its recommendations to the Compensation Committees regarding compensation for named executive officers:

•	data from salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors, and

•

data regarding compensation for certain executive officer positions (e.g., chief executive officer and chief financial officer) from recent proxy statements and other SEC filings of peer companies, which include: (a) direct industry competitors, and (b) non-industry companies with which TripAdvisor commonly competes for talent (including both regional and national competitors).

For purposes of establishing its compensation peer group for 2012, management recommended to, and reviewed with, the Compensation Committees companies in technology, travel and/or e-commerce businesses with which TripAdvisor competes for talent at both the executive and employee levels. The companies constituting the compensation peer group for 2012, as approved by the Compensation Committees, are:

Akamai Technologies, Inc.	Ancestry.com Inc.
Concur Technologies, Inc.	Constant Contact, Inc.
Expedia, Inc.	Groupon, Inc.
Homeaway.com, Inc.	LinkedIn Corporation
Netflix, Inc.	Nuance Communications, Inc.
Parametric Technology Corporation	priceline.com Incorporated
Progress Software Corporation	salesforce.com, inc.
Shutterfly, Inc.	Valueclick, Inc.
WebMD, LLC	Zynga Inc.

When available, management considers competitive market compensation paid by other peer group companies but does not attempt to maintain a certain target percentile within the peer group or otherwise rely solely on such data when making recommendations to the Compensation Committees regarding compensation for the named executive officers. Management and the Compensation Committees strive to incorporate flexibility into the compensation programs and the assessment process to respond to and adjust for the evolving business environment and the value delivered by the named executive officers.

Tax Matters

Section 162(m) of the Code generally permits a tax deduction to public corporations for compensation over $1 million paid in any fiscal year to a corporation’s chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as being performance-based under Section 162(m). Whenever possible, TripAdvisor endeavors to structure its compensation policies to qualify as performance-based under Section 162(m). Nonetheless, from time to time certain nondeductible compensation may be paid and the Board of Directors and the Compensation Committees reserve the authority to award nondeductible compensation to executive officers in appropriate circumstances.

Change in Control

Under TripAdvisor’s 2011 Stock and Annual Incentive Plan (the “2011 Plan”), certain executive officers (including all the named executive officers) are entitled to accelerated vesting of equity awards in the event of a change in control of TripAdvisor. The change in control definition in the 2011 Plan does not include the acquisition of voting control by Liberty (a “Liberty Change of Control”). The Compensation Committees believe that accelerated vesting of equity awards in connection with change in control transactions would provide an incentive for these executives to continue to help execute successfully such a transaction from its early stages until closing.

In addition, in the event either Mr. Diller or Mr. Kaufer terminates his employment with TripAdvisor for good reason or we terminate the employment of either executive without cause, all stock options held by the executive will become fully exercisable and vested and all RSUs held by either executive will be considered to be earned and payable in full. Also, certain of our executive officers are entitled to accelerated vesting of equity awards in the event of a change of control under their employment agreements. For a description and quantification of these change in control benefits, please see the section below titled “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Severance

The Company has entered into employment agreements with terms of two years with Ms. Bradley and Mr. Kalvert, pursuant to which, in the event that either executive terminates his or her employment for good reason or is terminated by TripAdvisor without cause:

•

TripAdvisor will continue to pay the executive’s base salary through the longer of the end of the term of the executive’s employment agreement and 12 months (in all cases provided that such payments will be offset by any amount earned from another employer during such time period);

•	TripAdvisor will consider in good faith the payment of discretionary bonuses on a pro rata basis for the year in which termination of employment occurs;

•	TripAdvisor will pay COBRA health insurance coverage, through the longer of the end of the term of the executive’s employment agreement and 12 months;

•

all equity held by the named executive officer that otherwise would have vested during the 12-month period following termination of employment, will accelerate (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

the executive will have 18 months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the executive’s employment agreement) or, if earlier, through the scheduled expiration date of the options.

In return, each executive has agreed to be restricted from competing with TripAdvisor or soliciting its employees through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment. These agreements are intended to attract and retain qualified executives who may have other employment alternatives that may appear to them to be less risky absent these agreements. The restrictive covenants contained in these agreements also serve to protect the interest of TripAdvisor.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Ms. Singh Cassidy and Messrs. Philips and Zeisser and the Section 16 Committee consists of Ms. Singh Cassidy and Mr. Philips. None of Ms. Singh Cassidy or Messrs. Philips or Zeisser was an officer or employee of TripAdvisor, formerly an officer of TripAdvisor, or an executive officer of an entity for which an executive officer of TripAdvisor served as a member of the compensation committee or as a director during the one-year period ended December 31, 2011.

COMPENSATION COMMITTEES REPORT

This report is provided by the Compensation Committee and the Section 16 Committee (the “Compensation Committees”) of the Board of Directors. The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on this review and discussions with management, the Compensation Committees recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2012 Proxy Statement.

Members of the Compensation Committee:

Sukhinder Singh Cassidy (Chairperson)

Jeremy Philips

Michael P. Zeisser

Members of the Section 16 Committee:

Sukhinder Singh Cassidy (Chairperson)

Jeremy Philips

EXECUTIVE COMPENSATION

2011 Summary Compensation Table

The table below sets forth certain information regarding the compensation that TripAdvisor’s Chairman and Senior Executive, President and Chief Executive Officer, Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer and Senior Vice President, General Counsel and Secretary earned during the fiscal year ended December 31, 2011. Prior to December 20, 2011, TripAdvisor was a wholly-owned subsidiary of Expedia, with Expedia as its sole stockholder. This table includes all compensation received from Expedia for services performed in 2011 for those named executive officers who devoted substantially all of their efforts to TripAdvisor’s businesses prior to December 20, 2011.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Barry Diller	2011	$0	(4)	0	0		914,851	(8)	0	914,851
Chairman and Senior Executive

Stephen Kaufer	2011	300,000	(5)	500,000	0		3,345,249	(9)	51,802	4,189,691
President and Chief Executive Officer

Julie M.B. Bradley	2011	69,231	(6)	100,000	1,215,500	(10)	—		—	1,384,731
Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer

Seth J. Kalvert	2011	112,500	(7)	180,000	—		493,170	(9)	75,552	861,182
Senior Vice President, General Counsel and Secretary

(1)	Represents cash bonuses paid in April 2012 for annual performance in 2011 except for with respect to Ms. Bradley, a portion of whose bonus was paid in March 2012 pursuant to the terms of her employment agreement.

(2)	Amounts shown are the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the named executive officers. Stock awards consist of RSUs valued using the closing price of Expedia common stock on the NASDAQ Stock Market on the grant date. Stock option awards were valued at the date of grant using the Black-Scholes pricing model. The Black-Scholes model incorporates various assumptions including expected volatility, expected term and risk-free interest rates. The expected volatility for the awards above was based on historical volatility of Expedia’s common stock and other relevant factors. The expected term was based on Expedia’s historical experience and on the terms and conditions of the stock option awards granted to employees. The expected term (and related risk-free interest rate) for Mr. Diller was based on his historical practice of holding Expedia stock options until expiration. In connection with the Spin-Off, these awards were converted into options to acquire TripAdvisor common stock and TripAdvisor RSUs. For more information regarding the difference between the amounts in table above and the post Spin-Off grant amounts, see Note 2 and Note 7 to our Consolidated and Combined Financial Statements in our Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2012. The fair value of the above grants was determined on the following basis:

	Expected Term (years)	Risk-Free Interest Rate (%)	Expected Volatility (%)
Barry Diller	7.0	2.77	49.72
Stephen Kaufer’s March 1, 2011 Option Grant	4.64	1.92	49.90
Stephen Kaufer’s November 30, 2011 Option Grant	4.64	0.78	51.60
Seth J. Kalvert’s March 1, 2011 Option Grant	4.64	1.92	49.90
Seth J. Kalvert’s August 25, 2011 Option Grant	4.64	0.89	50.54
Seth J. Kalvert’s November 30, 2011 Option Grant	4.64	0.78	51.60

(3)	See the table below for additional information regarding certain components of amounts reflected in the “All Other Compensation” column above.

(4)	Mr. Diller did not receive any cash compensation from TripAdvisor in 2011. Prior to the Spin-Off, Mr. Diller was an employee of Expedia and only became an employee of TripAdvisor following the Spin-Off and, thus, no portion of his 2011 base salary from Expedia is included in the above table.

(5)	The base salary information for Mr. Kaufer includes the base salary paid by Expedia prior to the Spin-Off.

(6)	Ms. Bradley’s employment commenced on October 3, 2011. The base salary information for Ms. Bradley reflects payment from October 3, 2011 through December 31, 2011. Ms. Bradley’s 2011 annualized base salary was $300,000.

(7)	Prior to August 2011, Mr. Kalvert did not devote his time and effort exclusively to TripAdvisor’s business. The base salary information for Mr. Kalvert shows the amount he was paid for service to TripAdvisor in 2011. Mr. Kalvert’s 2011 annualized base salary was $325,000.

(8)	Mr. Diller received options to purchase shares of Expedia common stock with the fair values shown in the table above. On December 20, 2011, the date the Spin-Off was completed, these awards were converted into options to purchase 49,869 shares of TripAdvisor common stock and options to purchase Expedia common stock. The fair value of the options to purchase TripAdvisor common stock on the date of conversion was $608,698.

(9)

Messrs. Kaufer and Kalvert received options to purchase shares of Expedia common stock with the fair values shown in the table above. On the date the Spin-Off was completed, Mr. Kaufer’s awards converted into options to purchase 306,735 shares of TripAdvisor common stock and Mr. Kalvert’s awards converted into options to purchase 47,190 shares of TripAdvisor common stock. The fair value of those options to purchase TripAdvisor common stock at the time of the conversion from are as follows: (a) for Mr. Kaufer, $4,034,170 and (b) for Mr. Kalvert, $598,427.

(10)	Ms. Bradley was granted 50,000 RSUs of Expedia on October 4, 2011. On the date the Spin-Off was completed, these awards converted into 47,190 TripAdvisor RSUs. The fair value of TripAdvisor RSUs on the date of conversion was $1,300,500.

2011 All Other Compensation

	Stephen Kaufer ($)	Seth J. Kalvert ($)
Gift Card(a)	125	125
Tax Gross-Up on Gift Card(b)	50	50
Leisure Travel Reimbursement(c)	0	750
401(k) Company Match(d)	7,350	0
Relocation Benefits(e)	0	49,391
Tax Gross Up on Relocation Benefits(f)	0	25,236
Dividend Equivalents(g)	20,313	0
Vacation Pay-Out(h)	23,964	0

(a)	Represents the amount of a gift card that was given to all employees as a holiday bonus.

(b)	Represents the amount of the tax gross-up paid in connection with the gift cards described above.

(c)	Represents amounts reimbursed for leisure travel arranged using one of the TripAdvisor Media Group family of products.

(d)	Represents matching contributions of TripAdvisor under the TripAdvisor 401(k) Retirement Savings Plan (the “TripAdvisor 401(k) Plan”). Under the TripAdvisor 401(k) Plan as in effect through December 31, 2011, TripAdvisor matches $0.50 for each dollar a participant contributes, up to the first 6% of compensation, subject to limits imposed by the Internal Revenue Code.

(e)	Represents amounts paid to Mr. Kalvert for relocation expenses, including reimbursement of moving expenses, temporary housing and mortgage assistance.

(f)	Represents the amount of the tax gross-up paid in connection with the relocation benefits described above.

(g)	Represents amounts paid in cash for accrued dividends on vested RSUs.

(h)	Represents payout for accrued but unused vacation time.

2011 Grants of Plan-Based Awards

No options to purchase shares of TripAdvisor common stock or TripAdvisor RSUs were granted to the TripAdvisor named executive officers during the year ended December 31, 2011. The following table represents Expedia RSUs and options to purchase shares of Expedia common stock granted to the TripAdvisor named executive officers during the year ended December 31, 2011, which were converted into TripAdvisor RSUs and options to purchase TripAdvisor common stock in connection with the Spin-Off. In the case of Mr. Diller, only a portion of his Expedia options were converted into options to acquire TripAdvisor common stock. The numbers, exercise prices and grant date fair value all represent the original grants from Expedia.

Name	Grant Date	Restricted Stock Unit Awards(2)	All Other Option Awards: Number of Securities Underlying Options(#)(3)	Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Barry Diller(1)	3/1/2011		100,000	19.69	914,851
Stephen Kaufer	3/1/2011		75,000	19.69	574,999
	11/30/2011		250,000	27.82	2,770,250
Julie M.B. Bradley	10/4/2011	50,000		—	1,215,500
Seth J. Kalvert	3/1/2011		15,000	19.69	115,055
	8/25/2011		25,000	27.23	267,305
	11/30/2011		10,000	27.82	110,810

(1)	Mr. Diller received an option to purchase shares of Expedia common stock in the amount and with the fair value at such date shown in the table above. On December 20, 2011, the date the Spin-Off was completed, this award was split into an option to purchase 49,869 shares of TripAdvisor common stock and an option to purchase Expedia common stock. The resulting option to purchase TripAdvisor common stock had a fair value of $608,698 on the date of conversion.

(2)	Ms. Bradley was granted 50,000 RSUs of Expedia on October 4, 2011. On the date the Spin-Off was completed, this award was converted into 47,190 TripAdvisor RSUs with a fair value of $1,300,500 on the date of conversion.

(3)	Messrs. Kaufer and Kalvert received options to purchase shares of Expedia common stock in the amounts and with the fair values at such date shown in the table above. On the date the Spin-Off was completed, these awards converted into options to purchase TripAdvisor common stock. The resulting number of options to purchase TripAdvisor common stock and the fair value of those options to purchase TripAdvisor common stock at the time of the conversion were as follows:

(a)	Mr. Kaufer’s March 1, 2011 grant: an option to purchase 70,785 shares of common stock with a fair value of $740,464.

(b)	Mr. Kaufer’s November 30, 2011 grant: an option to purchase 235,950 shares of common stock with a fair value of $3,293,706.

(c)	Mr. Kalvert’s March 1, 2011 grant: an option to purchase 14,157 shares of common stock with a fair value of $148,093.

(d)	Mr. Kalvert’s August 25, 2011 grant: an option to purchase 23,595 shares of common stock with a fair value of $318,586.

(e)	Mr. Kalvert’s November 30, 2011 grant: an option to purchase 9,438 shares of common stock with a fair value of $131,748.

Outstanding Equity Awards at 2011 Year-End

The following table provides information regarding the holdings of stock options and RSUs by the named executive officers as of December 30, 2011. The market value of the RSUs is based on the closing price of TripAdvisor common stock on the NASDAQ Stock Market on December 30, 2011 the last trading day of the year, which was $25.21.

		Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
		Exercisable		Unexercisable
Barry Diller	6/7/2005	1,196,856	(2)	0		30.19	6/7/2015	—		—
	6/7/2005	698,166	(2)	0		40.64	6/7/2015	—		—
	3/2/2009	49,869		49,869	(3)	7.80	3/2/2016	—		—
	3/2/2009	0		74,803	(4)	9.75	3/2/2016	—		—
	2/23/2010	24,934		74,804	(3)	23.76	2/23/2017	—		—
	3/1/2011	0		49,869	(3)	20.87	3/1/2018	—		—
	2/27/2007	—		—		—	—	9,213	(5)	232,260
	2/28/2008	—		—		—	—	20,636	(6)	520,234

Stephen Kaufer	3/2/2009	24,934		47,190	(3)	7.80	3/2/2016	—		—
	3/2/2009	0		28,314	(4)	9.75	3/2/2016	—		—
	2/23/2010	8,103		46,010	(3)	23.76	2/23/2017	—		—
	3/1/2011	0		70,785	(3)	20.87	3/1/2018	—		—
	11/30/2011	0		235,950	(3)	29.48	11/30/2018	—		—
	2/27/2007	—		—		—	—	4,347	(7)	109,588
	2/28/2008	—		—		—	—	7,790	(8)	196,386
	3/2/2009	—		—		—	—	58,776	(9)	1,481,743

Julie M.B. Bradley	10/4/2011	—		—		—	—	47,190	(10)	1,189,660

Seth J. Kalvert	3/2/2009	4,737		17,932	(3)	7.80	3/2/2016	—		—
	2/23/2010	2,181		12,387	(3)	23.76	2/23/2017	—		—
	3/1/2011	0		14,157	(3)	20.87	3/1/2018	—		—
	8/25/2011	0		23,595	(3)	28.86	8/25/2018	—		—
	11/30/2011	0		9,438	(3)	29.48	11/30/2018	—		—
	2/27/2007	—		—		—	—	1,348	(11)	33,983
	2/28/2008	—		—		—	—	2,415	(12)	60,882

(1)	Represents the date on which the original grant was approved by the applicable compensation committee. All awards with a grant date prior to the effective date of the Spin-Off, December 20, 2011, were granted by Expedia and were converted into TripAdvisor equity awards upon effectiveness of the Spin-Off.

(2)	Options vested in full on June 7, 2010, the fifth anniversary of the grant date.

(3)	Options vest in four equal installments commencing on the first anniversary of the grant date.

(4)	Options vested in full on March 2, 2012, the third anniversary of the grant date.

(5)	Of these RSUs, all 9,213 vested on February 27, 2012.

(6)	Of these RSUs, 10,317 vested on February 28, 2012 and 10,319 will vest on February 28, 2013.

(7)	Of these RSUs, all 4,347 vested on February 27, 2012.

(8)	Of these RSUs, 3,895 vested on February 28, 2012 and 3,895 will vest on February 28, 2013.

(9)	Of these RSUs, all 58,776 vested on March 2, 2012.

(10)	Of these RSUs, 11,797 vest on October 3, 2012; 11,798 on October 3, 2013; 11,797 vest on October 3, 2014; and 11,798 vest on October 3, 2015.

(11)	Of these RSUs, all 1,348 vested on February 27, 2012.

(12)	Of these RSUs, 1,207 vested on February 28, 2012 and 1,208 will vest on February 28, 2013.

2011 Option Exercises and Stock Vested

During the period between the completion of the Spin-Off on December 20, 2011 and December 31, 2011, there were no options exercised by or RSUs that vested for the named executive officers.

Potential Payments Upon Termination or Change in Control

Certain of our compensation plans, award agreements and employment agreements entitle some of the named executive officers to accelerated vesting of equity awards or severance payments in the event of a change in control of TripAdvisor and/or upon the termination or material adverse modification of the executive’s employment with TripAdvisor under specified circumstances. These plans and agreements are described below as they apply to each named executive officer.

Change of Control Provisions of TripAdvisor’s 2011 Stock and Annual Incentive Plan

In the event of a “change in control” (as defined in the 2011 Plan) of TripAdvisor, (i) any stock options outstanding held by our named executive officers as of the date of the change in control which are not then exercisable and vested will become fully exercisable and vested, and (ii) all RSUs held by our named executive officers will be considered to be earned and payable in full and any deferral or other restrictions will lapse and such RSUs will be settled in cash or shares of TripAdvisor common stock as promptly as practicable. In addition, in the event either Mr. Diller or Mr. Kaufer terminates his employment with TripAdvisor for good reason or we terminate the employment of either executive without cause, all stock options held by the executive will become fully exercisable and vested and all RSUs held by either executive will be considered to be earned and payable in full.

Julie M.B. Bradley and Seth J. Kalvert Employment Agreements

In October 2011, TripAdvisor, LLC, a subsidiary of the Company, entered into agreements (the “Employment Agreements”) with each of Ms. Bradley and Mr. Kalvert. The Employment Agreements have terms of two years. Pursuant to the Employment Agreements, in the event that either executive terminates his or her employment for good reason or is terminated by TripAdvisor without cause:

•

TripAdvisor will continue to pay the executive’s base salary through the longer of the end of the term of the executive’s employment agreement and 12 months (in all cases provided that such payments will be offset by any amount earned from another employer during such time period);

•	TripAdvisor will consider in good faith the payment of discretionary bonuses on a pro rata basis for the year in which termination of employment occurs;

•	TripAdvisor will pay COBRA health insurance coverage, through the longer of the end of the term of the executive’s employment agreement and 12 months;

•

all equity held by the named executive officer that otherwise would have vested during the 12-month period following termination of employment, will accelerate (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

the executive will have 18 months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the executive’s employment agreement) or, if earlier, through the scheduled expiration date of the options.

In return, each executive has agreed to be restricted from competing with TripAdvisor or soliciting its employees through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment.

Under the Employment Agreements, “good reason” means the occurrence of any of the following without the executive’s prior written consent: (A) TripAdvisor’s material breach of the Employment Agreement, (B) the material reduction in the executive’s title, duties, reporting responsibilities or level of responsibilities in such executive’s position at TripAdvisor, excluding for this purpose any such reduction that is an isolated and inadvertent action not taken in bad faith or that is authorized pursuant to the Employment Agreement, (C) the material reduction in the executive’s base salary or the executive’s total annual compensation opportunity, or (D) the relocation of the executive’s principal place of employment more than 50 miles outside the Boston metropolitan area.

Under the Employment Agreements, “cause” means: (i) the plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense by the executive, (ii) a material breach by the executive of a fiduciary duty owed to TripAdvisor or any of its subsidiaries, (iii) material breach by the executive of certain covenants of the Employment Agreement, (iv) the willful or gross neglect by the executive of the material duties required by the Employment Agreement and (v) a knowing and material breach by the executive of any TripAdvisor policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest that, in the cases of clauses (iv) and (v) above, if curable, is not cured by the executive within 30 days after the executive is provided written notice thereof.

Estimated Potential Incremental Payments

The table below reflects the estimated amount of incremental compensation payable to the named executive officers upon termination of the executive’s employment in the following circumstances: (i) a termination by TripAdvisor without cause, (ii) resignation by the executive for good reason not in connection with a change in control, (iii) a change in control or (iv) a termination by TripAdvisor without cause or by the executive for good reason in connection with a change in control. The table should be read in conjunction with the descriptions of benefits above as the definitions for “change in control,” “cause” and “good reason” may vary.

The amounts shown in the table assume that the triggering event was effective as of December 31, 2011 and that the price of TripAdvisor common stock on which certain of the calculations are based was the closing price of $25.21 on the NASDAQ Stock Market on December 30, 2011, the last trading day in 2011. These amounts are estimates of the incremental amounts that would be paid out to the executive upon such triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any.

Name and Benefit	Termination without cause		Resignation for good reason		Change in Control	Termination w/o cause or for good reason in connection with Change in Control
Barry Diller
Cash Severance (salary)	$0		$0		$0	$0
Stock Options (vesting accelerated)	2,349,571		2,349,571		2,349,571	2,349,571
RSUs (vesting accelerated)	752,493		752,493		752,493	752,493

Total estimated value	$3,102,064		$3,102,064		$3,102,064	$3,102,064

Stephen Kaufer
Cash Severance (salary)	$0		$0		$0	$0
Stock Options (vesting accelerated)	1,633,234		1,633,234		1,633,234	1,633,234
RSUs (vesting accelerated)	1,787,717		1,787,717		1,787,717	1,787,717

Total estimated value	$3,420,951		$3,420,951		$3,420,951	$3,420,951

Julie M.B. Bradley
Cash Severance (salary)	$526,027	(1)	$526,027	(1)	$0	$526,027	(1)
Stock Options (vesting accelerated)	0	(1)	0	(1)	0	0
RSUs (vesting accelerated)	297,402	(1)	297,402	(1)	1,189,660	1,189,660
Health & Benefits	0	(1)	0	(1)	0	0	(1)

Total estimated value	$823,429		$823,429		$1,189,660	$1,715,687

Seth J. Kalvert
Cash Severance (salary)	$584,110	(1)	$584,110	(1)	$0	$584,110	(1)
Stock Options (vesting accelerated)	177,444	(1)	177,444	(1)	391,599	391,599
RSUs (vesting accelerated)	64,412	(1)	64,412	(1)	94,865	94,865
Health & Benefits	33,665	(1)	33,665	(1)	0	33,665	(1)

Total estimated value	$859,631		$859,631		$486,464	$1,104,239

(1)	Represents salary continuation and equity acceleration benefits pursuant to the Employment Agreements. See section above titled “— Julie M.B. Bradley and Seth J. Kalvert Employment Agreements.”

2011 Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2011, relating to TripAdvisor’s equity compensation plans pursuant to which grants of stock options, restricted stock, RSUs or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(C)
Equity compensation plans approved by security holders(2)	7,500,630	(3)	$23.65	(4)	9,967,474
Equity compensation plans not approved by security holders(5)	—		—		100,000
Total	7,500,630		—		10,067,474

(1)	Information includes the Expedia equity-based compensation awards that were converted into 7,468,104 TripAdvisor equity-based awards on the effective date of the Spin-Off and that were outstanding as of December 31, 2011.

(2)	The 2011 Plan.

(3)	Included in this number are options to purchase 6,574,906 shares of common stock and 925,724 RSUs.

(4)	The weighted-average exercise price is determined based on the outstanding options only as RSUs do not have any exercise price.

(5)	The Non-Employee Director Deferred Compensation Plan.

DIRECTOR COMPENSATION

The Board of Directors sets non-employee director compensation, which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of TripAdvisor stock to further align directors’ interests with those of our stockholders.

TripAdvisor employees do not receive compensation for services as directors, and Liberty nominees agreed that they would not receive compensation for their service on the TripAdvisor Board of Directors. Each non-employee director of TripAdvisor is entitled to receive the following compensation:

•	an annual retainer of $50,000, paid in equal quarterly installments;

•

a grant of RSUs with a value of $150,000 (based on the closing price of TripAdvisor’s common stock on the NASDAQ Stock Market on the day prior to the grant), upon such director’s initial election to office and on December 15th of each year, such RSUs to vest in three equal installments commencing on the first anniversary of the grant date and, in the event of a change in control (as defined in the 2011 Plan and described in the section below titled “Executive Compensation — Potential Payments Upon Termination or Change in Control”), to vest automatically in full;

•	an annual retainer of $20,000 for each member of the Audit Committee (including the Chairman) and $15,000 for each member of the Compensation Committees (including the Chairperson); and

•	an additional annual retainer of $10,000 for the Chairman of the Audit Committee and $10,000 for the Chairperson of the Compensation Committees.

Non-Employee Director Deferred Compensation Plan

Under TripAdvisor’s Non-Employee Director Deferred Compensation Plan, non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units representing the number of shares of TripAdvisor common stock that could have been purchased on the date such fees would otherwise be payable or (ii) credited to a cash fund. If any dividends are paid on TripAdvisor common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of TripAdvisor, a director will receive (1) with respect to share units, such number of shares of TripAdvisor common stock as the share units represent and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election.

2011 Non-Employee Director Compensation

As employees of the Company, Messrs. Diller and Kaufer did not receive compensation for service as directors. Messrs. Fitzgerald and Zeisser, who were each nominated by Liberty, also did not receive compensation for their service on the TripAdvisor Board of Directors. The following table shows the compensation information for the remaining directors of the Company following the Spin-Off during 2011:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Total ($)
Victor A. Kaufman	—	149,999	—	149,999
Sukhinder Singh Cassidy(5)	—	149,999	—	149,999
Dara Khosrowshahi	—	149,999	—	149,999
Jonathan F. Miller(6)	—	149,999	—	149,999
Jeremy Philips(7)	—	149,999	—	149,999
Robert S. Wiesenthal(8)	—	149,999	—	149,999

(1)	The Spin-Off was completed on December 21, 2011. Neither the Board of Directors nor any committees of the Board of Directors met or acted by written consent following the completion of the Spin-Off in 2011. Members of the Board of Directors did not receive any cash compensation in 2011.

(2)	Amounts shown reflect the aggregate grant date fair value of awards computed in accordance with Financial FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the directors. Stock awards consist of RSUs valued using the closing price of TripAdvisor common stock on the NASDAQ Stock Market on the day immediately preceding the grant date.

(3)	On December 21, 2011, the first trading day following the completion of the Spin-Off, each of the directors listed in the table above received an award of 5,421 RSUs with a grant date fair value of $149,999.

(4)	TripAdvisor has not granted any options for service as a director.

(5)	Ms. Singh Cassidy is the Chairperson of the Compensation Committee.

(6)	Mr. Miller is a member of the Audit Committee.

(7)	Mr. Philips is a member of the Audit Committee and the Compensation Committee.

(8)	Mr. Wiesenthal is the Chairman of the Audit Committee.

Conversion of Dara Khosrowshahi’s Expedia RSUs

On March 7, 2006, Expedia and Mr. Khosrowshahi, entered into a restricted stock unit agreement covering 800,000 shares of Expedia common stock, with vesting of such restricted stock units generally subject to the satisfaction of certain performance goals by Expedia. In connection with the Spin-Off, Expedia and TripAdvisor agreed to divide the original award between the companies, in accordance with the treatment of shares of Expedia common stock in the Spin-Off, such that the initial award was converted into (1) RSUs covering 400,000 shares of Expedia common stock governed by an amended and restated restricted stock unit agreement between Mr. Khosrowshahi and Expedia and (2) RSUs covering 400,000 shares of TripAdvisor common stock governed by a restricted stock unit agreement between Mr. Khosrowshahi and TripAdvisor (the “DK RSU Agreement”), which was entered into on December 20, 2011. The vesting of the RSUs under the DK RSU Agreement is contingent upon Mr. Khosrowshahi’s continued service as a director of TripAdvisor through the applicable vesting dates. The RSUs will vest as follows:

•

75% of the RSUs will vest upon the achievement of certain performance goals by Expedia and TripAdvisor; provided, however, that, at the election of TripAdvisor, such vesting shall be conditioned on Mr. Khosrowshahi agreeing to continue as a director of TripAdvisor for an additional two years thereafter, and

•

the remaining 25% of the RSU will vest on the one-year anniversary of the achievement of the performance goals by Expedia and TripAdvisor; provided that Mr. Khosrowshahi has not voluntarily terminated his service as a director of TripAdvisor and there has not been a good faith determination of the existence of cause (as defined in the DK RSU Agreement) by the Board of Directors of TripAdvisor.

In the event of a change of control of TripAdvisor, including a Liberty Change of Control, 50% of the then-outstanding RSUs shall vest without regard to achievement of the performance goals. If, within one year following a change of control, TripAdvisor terminates Mr. Khosrowshahi’s service as a director other that for cause, the remaining RSUs shall vest without regard to the achievement of the performance goals. Mr. Khosrowshahi has agreed not to compete with TripAdvisor during his service as a director of TripAdvisor, and for a period of 24 months thereafter.

The adjustments to the 2006 RSU award were intended to recognize Mr. Khosrowshahi’s role in growing both Expedia and TripAdvisor during the five years since the 2006 RSU Award grant date and that Expedia, on a combined-company basis, prior to the Spin-Off, had made significant progress towards to achieving the original performance goals. Furthermore, Mr. Khosrowshahi’s continued contributions to both Expedia, as Chief Executive Officer, and to TripAdvisor, as a director, will continue to be significant to each company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as of March 15, 2012 relating to the beneficial ownership of TripAdvisor’s capital stock by (i) each person or entity known to TripAdvisor to own beneficially more than 5% of the outstanding shares of TripAdvisor’s common stock and Class B common stock, (ii) each director and director nominee of TripAdvisor, (iii) the named executive officers and (iv) executive officers and directors of TripAdvisor, as a group.

Unless otherwise indicated, beneficial owners listed in the table may be contacted at TripAdvisor’s corporate headquarters at 141 Needham Street, Newton, Massachusetts 02464.

For each listed person, entity or group, the number of shares of TripAdvisor common stock and Class B common stock and the percentage of each such class listed assume the conversion or exercise of certain TripAdvisor equity securities, as described below, owned by such person, entity or group, but do not assume the conversion or exercise of any equity securities owned by any other person, entity or group. Shares of TripAdvisor Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of TripAdvisor common stock. For each listed person, entity or group, the number of shares of TripAdvisor common stock and Class B common stock and the percentage of each such class listed include shares of TripAdvisor common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options and warrants, which can be converted or exercised, and RSUs that have or will have vested within 60 days of March 15, 2012.

The percentage of votes for all classes of TripAdvisor’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock.

	Common Stock			Class B Common Stock			Percent (%) of Votes (All Classes)
Beneficial Owner	Shares		%	Shares		%

Liberty Interactive Corporation	21,809,904	(1)	18.0	12,799,999	(1)	100	60.1
12300 Liberty Boulevard Englewood, CO 80112

Capital World Investors	8,233,507	(2)	6.8	0		0	3.3
333 South Hope Street Los Angeles, CA 90017

Viking Global Investors LP	7,200,112	(3)	5.9	0		0	2.9
55 Railroad Avenue Greenwich, CT 06830

Barry Diller	41,409,119	(4)	33.6	12,799,999	(5)	100	62.3

Stephen Kaufer	385,265	(6)	*	0		0	*

Sukhinder Singh Cassidy	0		*	0		0	*

William R. Fitzgerald	0		*	0		0	*

Victor A. Kaufman	56,101	(7)	*	0		0	*

Dara Khosrowshahi	163,322	(8)	*	0		0	*

Jonathan F. Miller	0		*	0		0	*

Jeremy Philips	0		*	0		0	*

Robert S. Wiesenthal	0		*	0		0	*

Michael P. Zeisser	0		*	0		0	*

Julie M.B. Bradley	0		*	0		0	*

Seth J. Kalvert	26,589	(9)	*	0		0	*

All executive officers, directors and director nominees as a group (12 persons)	42,040,396	(10)	34.0	12,799,999		100	62.5

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)	Based on information filed on a Schedule 13D with the SEC on December 30, 2011 by Liberty and Mr. Diller (the “Liberty/Diller Schedule 13D”) and the Company’s records. Pursuant to the Stockholders Agreement described in the section above titled “Board of Directors – Controlled Company Status” and Committees,” Mr. Diller generally has the right to vote all the shares of common stock and Class B common stock held by Liberty. Excludes shares beneficially owned by the executive officers and directors of Liberty and shares beneficially owned by Mr. Diller’s spouse, as to which Liberty disclaims beneficial ownership.

(2)	Based on information filed on a Schedule 13G with the SEC on February 10, 2012 by Capital World Investors. Capital World Investors has sole voting power and sole dispositive power over 8,233,507 shares of common stock.

(3)	Based on information filed on a Schedule 13G with the SEC on February 2, 2012. Consists of (i) 2,266,000 shares of common stock owned by Viking Global Equities LP, (ii) 131,800 shares of common stock owned by Viking Global Equities II LP, (iii) 4,189,312 shares of common stock owned by VGE III Portfolio Ltd. and (iv) 613,000 shares of common stock owned by Viking Long Fund Master Ltd. Viking Global Investors LP provides managerial services to Viking Global Equities LP, Viking Global Equities II LP, VGE III Portfolio Ltd. and Viking Long Fund Master Ltd. and has the authority to dispose of and vote the shares of common stock directly owned by Viking Global Equities LP, Viking Global Equities II LP, VGE III Portfolio Ltd. and Viking Long Fund Master Ltd. Viking Global Investors LP may be deemed to beneficially own the shares of common stock directly held by Viking Global Equities LP, Viking Global Equities II LP, VGE III Portfolio Ltd. and Viking Long Fund Master Ltd. Viking Global Performance LLC is the general partner of Viking Global Equities LP and Viking Global Equities II LP and has the authority to dispose and vote the shares of common stock directly owned by Viking Global Equities LP and Viking Global Equities II LP. Viking Global Performance LLC serves as investment manager to VGE III Portfolio Ltd and has the authority to dispose of and vote the shares of common stock directly owned by VGE III Portfolio Ltd. Viking Global Portfolio LLC may be deemed to beneficially own the shares of common stock directly held by Viking Global Equities LP, Viking Global Equities II LP and VGE III Portfolio Ltd. Viking Long Fund GP LLC serves as investment manager of Viking Long Fund Master Ltd. and has the authority to disposed of and vote the shares of common stock directly owned by Viking Long Fund Master Ltd. Viking Long Fund GP LLC may be deemed to beneficially own the shares of common stock directly held by Viking Long Fund Master Ltd. O. Andreas Halvorsen, David C. Ott and Thomas W. Purcell, Jr., as Executive Committee Members of Viking Global Investors LP, Viking Global Performance LLC and Viking Long Fund GP LLC, have shares authority to dispose of and vote the shares of common stock beneficially owned by Viking Global Investors LP, Viking Global Performance LLC and Viking Long Fund GP LLC. Each of Messrs. Halvorsen, Ott and Purcell may be deemed to beneficially own the shares of common stock directly held by Viking Global Equities LP, Viking Global Equities II LP, VGE III Portfolio Ltd. and Viking Long Master Fund Ltd.

(4)	Based on information filed on the Liberty/Diller Schedule 13D and the Company’s records. Consists of (i) 4,627,567 shares of common stock owned by Mr. Diller, (ii) options to purchase 2,106,964 shares of common stock held by Mr. Diller that are exercisable within 60 days of March 15, 2012, (iii) 21,809,904 shares of common stock held by Liberty (see footnote 1 above), (iv) 64,685 shares of common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, and (v) 12,799,999 shares of Class B common stock held by Liberty (see footnote 1 above). Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all the shares of common stock and Class B common stock held by Liberty. Excludes shares of common stock and options to purchase shares of common stock held by Mr. Diller’s spouse, as to which Mr. Diller disclaims beneficial ownership.

(5)	Based on information filed on the Liberty/Diller Schedule 13D and the Company’s records. Consists of shares of Class B common stock held by Liberty. Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all the shares of Class B Common stock held by Liberty.

(6)	Includes options to purchase 117,978 shares of common stock that are currently exercisable or will be exercisable within 60 days of March 15, 2012.

(7)	Includes options to purchase 56,101 shares of common stock that are currently exercisable or will be exercisable within 60 days of March 15, 2012.

(8)	Includes options to purchase 37,401 shares of common stock that are currently exercisable or will be exercisable within 60 days of March 15, 2012.

(9)	Includes options to purchase 23,552 shares of common stock that are currently exercisable or will be exercisable within 60 days of March 15, 2012.

(10)	Includes options to purchase 2,341,996 shares of common stock that are currently exercisable or will be exercisable within 60 days of March 15, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, TripAdvisor officers and directors and persons who beneficially own more than 10% of a registered class of TripAdvisor’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish TripAdvisor with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to TripAdvisor and/or written representations that no additional forms were required, TripAdvisor believes that all of its directors and officers complied with all the reporting requirements applicable to them with respect to transactions during 2011.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

Prior to the completion of the Spin-Off, we were subject to the policies and procedures of Expedia regarding the review and approval of related person transactions. In general, we will enter into or ratify a “related person transaction” only when it has been approved by the Audit Committee of the Board of Directors, in accordance with its written charter. Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). When a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of TripAdvisor and our stockholders.

The legal and accounting departments work with business units throughout TripAdvisor to identify potential related person transactions prior to execution. In addition, we take the following steps with regard to related person transactions:

•

On an annual basis, each director, director nominee and executive officer of TripAdvisor completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.

•

Each director, director nominee and executive officer is expected to promptly notify our legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which we participate.

•	TripAdvisor monitors its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.

•	Any reported transaction that our legal department determines may qualify as a related person transaction is referred to the Audit Committee.

If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of TripAdvisor and our stockholders.

Related Person Transactions

Relationships With Officers and Directors

Subject to the terms of the Stockholders Agreement between Mr. Diller and Liberty, Mr. Diller holds an irrevocable proxy to vote shares of TripAdvisor common stock and Class B common stock beneficially owned by Liberty. By virtue of the proxy, as well as through shares owned by Mr. Diller directly, Mr. Diller is effectively able to control the outcome of all matters submitted to a vote or for the consent of TripAdvisor’s stockholders (other than with respect to the election by the holders of TripAdvisor common stock of 25% of the members of TripAdvisor’s Board of Directors and matters as to which Delaware law requires a separate class vote).

Mr. Diller is also the Chairman and Senior Executive of Expedia, and through similar arrangements between Mr. Diller and Liberty, Mr. Diller is effectively able to control the outcome of all matters submitted to a vote or for the consent of Expedia’s stockholders (other than with respect to the election by the holders of Expedia common stock of 25% of the members of Expedia’s Board of Directors and matters as to which Delaware law requires a separate class vote).

Relationship between Expedia and TripAdvisor After the Spin-Off

Following the Spin-Off, TripAdvisor and Expedia are related parties since they are under common control. For purposes of governing certain of the ongoing relationships between us and Expedia at and after the Spin-Off, and to provide for an orderly transition, we and Expedia have entered into various agreements, including, among others, a separation agreement (the “Separation Agreement”); a tax sharing agreement (the “Tax Sharing”); an employee matters agreement (the “Employee Matters Agreement”); a transition services agreement (the “Transition Services Agreement”); and various commercial agreements, which are discussed below.

The full text of the Separation Agreement, the Tax Sharing Agreement, the Employee Matters Agreement, the Transition Services Agreement and the Master Advertising Agreement (CPC) are incorporated by reference to our Annual Report on Form 10-K, which was filed with the SEC on March 15, 2012, as Exhibits 2.1, 10.2, 10.3, 10.4 and 10.6 (10.6 filed in redacted form pursuant to confidential treatment request), respectively.

Separation Agreement

Pursuant to the Separation Agreement, immediately prior to the Spin-Off, Expedia contributed or otherwise transferred to us all of the subsidiaries and assets primarily related to Expedia’s TripAdvisor Media Group-related businesses. In general, Expedia effected the transfer of TripAdvisor Media Group assets through a series of contributions of relevant Expedia subsidiaries. Similarly, we or one of our subsidiaries have assumed all of the liabilities primarily relating to Expedia’s TripAdvisor Media Group-related businesses, immediately prior to the Spin-Off. We have agreed to take each TripAdvisor asset and to assume and perform each TripAdvisor liability on an “as is, where is” basis, and Expedia has made no representations or warranties with respect to any aspect of the TripAdvisor assets or the TripAdvisor liabilities.

Other matters governed by the Separation Agreement include provision and retention of records, access to information and confidentiality, cooperation with respect to governmental filings and third party consents, access to property, control of ongoing litigation and indemnification arrangements relating to liabilities of each party.

Pursuant to the Separation Agreement, we and our subsidiaries have agreed to indemnify Expedia, its affiliates and their respective current and former directors, officers and employees for any losses arising out of any breach of the Separation Agreement, the Tax Sharing Agreement, the Employee Matters Agreement, the Transition Services agreement and any failure by us to assume and perform any of the TripAdvisor liabilities. Expedia and its subsidiaries have agreed to indemnify us and our affiliates and their respective current and former directors, officers and employees for any losses arising out of any breach of the Separation Agreement, the Tax Sharing Agreement, the Transition Services Agreement, the Employee Matters Agreement and any failure by Expedia to assume and perform any of the Expedia liabilities. We have also agreed to indemnify Expedia against any liabilities relating to our financial and business information included in the proxy statement/prospectus on Form S-4 filed with the SEC on November 1, 2011. In addition, we and Expedia each have generally agreed to bear 50% of the costs and liabilities associated with any securities law litigation relating to public disclosures prior to the Spin-Off with respect to the businesses or entities that comprise TripAdvisor following the Spin-Off, regardless of whether the litigation arose prior to or after the Spin-Off. Following the Spin-Off, we now bear 100% of the costs and liabilities associated with any other litigation relating to the conduct, prior to or after the Spin-Off, of the businesses or entities that comprise TripAdvisor following the Spin-Off, regardless of whether the litigation arose before or after the Spin-Off.

Tax Sharing Agreement

The Tax Sharing Agreement governs Expedia’s and our respective rights, responsibilities and obligations after the Spin-Off with respect to various tax matters. Generally, the Tax Sharing Agreement provides that although Expedia will remit taxes payable with respect to our income included on its consolidated income tax returns, pre-distribution taxes that are attributable to the business of one party, including audit adjustments with respect to consolidated periods, will be borne solely by that party. Pursuant to the Tax Sharing Agreement, Expedia will prepare and file the federal consolidated return, and any other income tax returns that include Expedia and us with the appropriate tax authorities and will remit any taxes relating thereto to the relevant tax authority. We will prepare and file all separate company tax returns for TripAdvisor and our consolidated subsidiaries, and pay all taxes due with respect to such tax returns for all taxable periods. In general, Expedia controls all audits and administrative matters relating to the consolidated return of the Expedia group and any other income tax return that include Expedia and us.

Under the Tax Sharing Agreement, we generally (i) may not take (or fail to take) any action that would cause any representations, information or covenants in the separation documents or documents relating to the tax opinion concerning the Spin-Off to be untrue, (ii) may not take (or fail to take) any action that would cause the Spin-Off to lose its tax free status, (iii) may not sell, issue, redeem or otherwise acquire any equity securities or equity securities of the members of our group, except in specified transactions until January 21, 2014 and (iv) during that same period, may not, other than in the ordinary course of business, sell or otherwise dispose of a substantial portion of our assets, liquidate, merge or consolidate with any other person. During this period, we may take certain actions prohibited by these covenants if we provide Expedia with an IRS ruling or an unqualified opinion of counsel to the effect that these actions will not affect the tax free nature of the Spin-Off, in each case satisfactory to Expedia in its sole and absolute discretion exercised in good faith. Notwithstanding the receipt of any such IRS ruling or opinion, we must indemnify Expedia for any taxes and related losses resulting from (i) any act or failure to act described in the covenants above, (ii) any acquisition of our equity securities or assets or those of any member of our group, and (iii) any breach by us or any member of our group of representations in the separation documents between us and Expedia or the documents relating to the tax opinion concerning the Spin-Off.

Under U.S. federal income tax laws, we and Expedia are severally liable for all of Expedia’s federal income taxes attributable to the periods prior to and including the taxable year of Expedia, ended on December 31, 2011.

Thus, if Expedia fails to pay the taxes attributable to it under the Tax Sharing Agreement for periods prior to and including the taxable year ended December 31, 2011, we may be responsible for these tax liabilities.

Treatment of Expedia Equity-Based Compensation Awards in Connection With the Spin-Off

The following describes the treatment of outstanding Expedia equity-based compensation awards, which converted into TripAdvisor equity-based awards upon the effectiveness of the Spin-Off. The number of shares and the option exercise price, in the case of options, underlying each outstanding Expedia equity-based compensation award was adjusted based on the relative market capitalizations of Expedia and TripAdvisor following the Spin-Off and giving effect to a one-for-two reverse stock split.

Vested Options.    Each vested option to purchase shares of Expedia common stock converted into an option to purchase shares of Expedia common stock and an option to purchase shares of TripAdvisor common stock. Except to the extent provided above or as otherwise provided under local law, the converted options have the same terms and conditions, including the same exercise periods, as the vested options to purchase Expedia common stock had immediately prior to the Spin-Off. Solely for purposes of determining the expiration of options with respect to shares of common stock of one company held by employees of the other company, employees are deemed employed by both Expedia and TripAdvisor for so long as they continue to be employed by the company that employed them immediately following the Spin-Off.

Unvested Options.    Each unvested option to purchase shares of Expedia common stock held by an employee continuing with TripAdvisor after the Spin-Off (other than those unvested options held by Mr. Diller) converted into an unvested option to purchase shares of TripAdvisor common stock. Each unvested option to purchase shares of Expedia common stock held by Mr. Diller converted into an unvested option to purchase shares of Expedia common stock and an unvested option to purchase shares of TripAdvisor common stock. Except to the extent provided above or as otherwise provided under local law, the unvested options to purchase shares of common stock have the same terms and conditions, including the same vesting provisions and exercise periods, as the unvested Expedia options had immediately prior to the Spin-Off.

Restricted Stock Units.    Each Expedia RSU held by an employee continuing with TripAdvisor after the Spin-Off converted into a TripAdvisor RSU. Except to the extent otherwise provided under local law, the RSUs have the same terms and conditions, including the same vesting provisions, as the Expedia RSUs had immediately prior to the Spin-Off.

Employee Matters Agreement

The Employee Matters Agreement covers a wide range of compensation and benefit issues related to the Spin-Off. In general, under the Employee Matters Agreement, Expedia will assume or retain (i) all liabilities with respect to Expedia employees, former Expedia employees and their dependents and beneficiaries under all Expedia employee benefit plans and (ii) all liabilities with respect to the employment or termination of employment of all Expedia employees, former Expedia employees and other service providers. We will assume or retain (i) all liabilities under our employee benefit plans and (ii) all liabilities with respect to the employment or termination of employment of all of our employees, former employees and other service providers.

Subject to the transition period through the end of 2011 with respect to benefits under the U.S. Expedia health and welfare plans and flexible benefits plan, after the Spin-Off, we no longer participate in such Expedia employee benefit plans, but have established our own employee benefit plans that are substantially similar to the plans sponsored by Expedia prior to the Spin-Off. Through the end of 2011, Expedia continued to provide benefits under the U.S. Expedia health and welfare plans and flexible benefits plan to our employees located in the United States and we bore the cost of this coverage with respect to our employees. Assets and liabilities from the Expedia Retirement Savings Plan relating to the accounts of our employees were transferred to the comparable TripAdvisor plan as soon as practicable following the Spin-Off.

Transition Services Agreement

Under the Transition Services Agreement, Expedia provides us, on an interim, transitional basis, various services, including governmental affairs, finance and accounting services, corporate development, legal affairs, systems support and assistance with certain human resources functions, and such other services as to which Expedia and we mutually agree. The charges for these services will be on an hourly rate basis agreed upon prior to the completion of the Spin-Off.

In general, the services began on the date of the completion of the Spin-Off and will continue for a period generally not expected to exceed 12 months following the Spin-Off, We may terminate the agreement with respect to one or more services upon 90 days’ prior written notice.

Commercial Agreements

Following the Spin-Off, we and Expedia continue to work together pursuant to various commercial agreements between subsidiaries of Expedia, on the one hand, and our subsidiaries, on the other hand. The various commercial agreements have terms of one to three years and are described below. We believe that these arrangements have been negotiated on an arm’s length basis. During the period from December 21, 2011 to December 31, 2011 and during the quarter ended March 31, 2012, TripAdvisor recognized $4 million and $51.6 million, respectively, in revenue relating to these commercial agreements. Other related-party operating expenses which were included within Selling and Marketing expense were approximately $2 million for the three months ended March 31, 2012 which primarily consisted of marketing costs related to exit windows.

Click-Based Advertising Agreements.    Certain subsidiaries of Expedia have agreed to continue to purchase click-based advertising, primarily in connection with the “check rates” feature on our websites, but also including textlink advertising on our websites. The pricing for such advertising will be on a cost-per-click or revenue-share basis.

Content Sharing Arrangement.    We and Expedia entered into a content license sharing arrangement whereby we and Expedia have agreed to continue providing each other, with certain proprietary and/or user-generated content without charge. We will continue to provide certain subsidiaries of Expedia with proprietary content, including user-generated content, primarily hotel reviews, as well as proprietary ratings and summary statistics. Expedia will continue to provide us with proprietary content, including hotel star ratings, thumbnail images, hotel and flight pricing and availability data.

Display-based and Other Advertising Agreements.    Certain subsidiaries of Expedia have agreed to continue to purchase banner display advertising on our websites, and vice versa. In each case, pricing is on a cost-per-thousand impressions or revenue-share basis.

The full text of the Separation Agreement, the Tax Sharing Agreement, the Employee Matters Agreement, the Transition Services Agreement and the Master Advertising Agreement (CPC) are incorporated by reference on our Annual Report on Form 10-K, which was filed with the SEC on March 15, 2012, as Exhibits 2.1, 10.2, 10.3, 10.4 and 10.6 (10.6 filed in redacted form pursuant to confidential treatment request), respectively.

Relationship Between Liberty and TripAdvisor After the Spin-Off

Governance Agreement

On December 20, 2011, in connection with the Spin-Off, we entered into the Governance Agreement with Liberty and Mr. Diller. The summary of the material terms of the Governance Agreement set forth below is qualified in its entirety by the full text of the Governance Agreement, which is incorporated by reference to our Annual Report on Form 10-K, which was filed with the SEC on March 15, 2012, as Exhibit 10.1.

Representation of Liberty on our Board of Directors

Under the terms of the Governance Agreement:

•

Liberty has the right to nominate up to such number of our directors as is equal to 20% of the total number of TripAdvisor directors (rounded up to the next whole number if the total number of directors is not an even multiple of 5) so long as Liberty’s ownership percentage is at least equal to 15% of our total equity securities;

•	Liberty has the right to nominate one of our directors so long as Liberty owns at least 5% of the total of our equity securities; and

•

We will use our reasonable best efforts to cause one of Liberty’s designees to be a member of a committee of our Board of Directors and, to the extent the person designated by Liberty would qualify as a member of the compensation committee of our Board of Directors under applicable tax and securities laws and regulations, we will seek to have that person appointed to the Compensation Committee of our Board of Directors.

Pursuant to the terms of the Governance Agreement, we will cause each director that Liberty nominates to be included in the slate of nominees recommended by our Board of Directors to our stockholders for election as directors at each annual meeting of our stockholders and will use all reasonable efforts to cause the election of each such director including soliciting proxies in favor of the election of such persons. Liberty has the right to designate a replacement director to our Board of Directors in order to fill any vacancy of a director previously designated by Liberty. Liberty would have the right to transfer this ability to nominate candidates to our Board of Directors subject to the same ownership requirements as Liberty’s current nomination rights, to its transferee in a Block Sale (as discussed below), provided that the transferee’s nominees are independent directors and are approved by our Nominating Committee (or equivalent committee of our Board of Directors). In addition, the spun-off or split-off company in a Distribution Transaction (as discussed below) will succeed to Liberty’s rights under the Governance Agreement, including Liberty’s right to nominate directors.

Contingent Matters

The Governance Agreement lists certain actions that require the prior consent of Liberty and Mr. Diller before TripAdvisor can take any such action, which are referred to herein as Contingent Matters.

For so long as:

•	In the case of Liberty, Liberty owns at least 5% of our total equity securities (the “Liberty Condition); and

•

In the case of Mr. Diller, he owns at least 2,500,000 of our Common Shares (including options to purchase Common Shares, whether or not then exercisable), continues to serve as the Chairman of our Board of Directors and has not become disabled (the “Diller Condition”) (the Diller Condition together with the Liberty Condition, the “Consent Conditions”);

We have agreed that, without the prior approval of Liberty and/or Mr. Diller, as applicable, we will not engage in any transaction that would result in Liberty or Mr. Diller having to divest any part of their interests in TripAdvisor or any other material assets, or that would render any such ownership illegal or would subject Mr. Diller or Liberty to any fines, penalties or material additional restrictions or limitations.

In addition, for so long as the Consent Conditions apply, if we (or any of our subsidiaries) incur any indebtedness (other than a customary refinancing not to exceed the principal amount of the existing obligation being refinanced), after which our total debt ratio (as defined in the Governance Agreement) equals or exceeds 8:1, then for so long as the total debt ratio continues to equal or exceed 8:1, we may not take any of the following actions without the prior approval of Liberty and/or Mr. Diller:

•

Acquire or dispose of any assets, issue any debt or equity securities, repurchase any debt or equity securities, or incur indebtedness, if the aggregate value of such transaction or transactions (alone or in combination) during any six month period equals 10% or more of our market capitalization;

•	Voluntarily commence any liquidation, dissolution or winding up of TripAdvisor or any of our material subsidies;

•	Make any material amendments to our certificate of incorporation or bylaws;

•	Engage in any line of business other than online and offline media and related businesses, or other businesses engaged in by us as of the date of determination of the total debt ratio;

•	Adopt any stockholder rights plan that would adversely affect Liberty or Mr. Diller, as applicable; or

•	Grant additional consent rights to any of our stockholders.

Preemptive Rights

In the event that we issue or propose to issue any shares of common stock or Class B common stock (with certain limited exceptions), including shares issued upon exercise, conversion or exchange of options, warrants and convertible securities, Liberty will have preemptive rights that entitle it to purchase a number of shares of our common stock so that Liberty will maintain the identical ownership interest in us (subject to certain adjustments) that Liberty had immediately prior to such issuance or proposed issuance (but not in excess of 20.01%). Any purchase by Liberty will be allocated between common stock and Class B common stock in the same proportion as the issuance or issuances giving rise to the preemptive right, except to the extent that Liberty opts to acquire shares of common stock in lieu of shares of Class B common stock.

Registration Rights

Liberty and Mr. Diller are entitled to customary, transferable registration rights with respect to shares of our common stock owned by them. Liberty is entitled to four demand registration rights and Mr. Diller is entitled to three demand registration rights. We will pay the costs associated with such registrations (other than underwriting discounts, fees and commissions). We will not be required to register shares of our common stock if a stockholder could sell the shares in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption from registration.

In connection with a transfer of our securities to an unaffiliated third party, Liberty or Mr. Diller may assign any of its or his then-remaining demand registration rights to the third party transferee, if upon the transfer the transferee acquires beneficial ownership of more than 5% of our outstanding equity securities. If upon the transfer the transferee acquires beneficial ownership of our equity securities representing less than 5% of our outstanding equity securities, but having at least $250 million in then-current market value, Liberty or Mr. Diller may assign one of its or his remaining demand registration rights, which the transferee may exercise only in connection with an offering of our shares of common stock having $100 million or more in market value.

Inapplicability of Anti-Takeover Provisions to Distribution Transaction or Block Sale

Pursuant to the Governance Agreement, we will not, in the case of a Distribution Transaction (as discussed below), implement any anti-takeover provision (including any shareholder rights plan) or, in the case of a Block Sale (as discussed below), will render inapplicable any such anti-takeover provision:

•	The purpose or reasonably evident effect of which is to restrict or limit Liberty’s ability to engage in a Distribution Transaction or a Block Sale; or

•

The purpose or reasonably evident effect of which is to impose a material economic detriment on us to which our equity securities are transferred in connection with a qualifying Distribution Transaction (and whose shares are distributed to the public stockholders of Liberty) or that would impose a material economic detriment on the transferee in a Block Sale.

In addition, our Board of Directors will approve the transfer of Class B common stock and common stock in a Distribution Transaction or Block Sale (up to a 30% ownership level in the case of a Block Sale) for purposes of Section 203 of the Delaware General Corporation Law (the “DGCL”), which is the prohibition on transactions with interested stockholders under Delaware state law. In the case of a Block Sale, however, such approval for purposes of Section 203 of the DGCL will be subject to the imposition of contractual restrictions on the Block Sale transferee analogous to the provisions of Section 203 of the DGCL (as further described below).

Restrictions on Block Sale Transferee

For three years following a Block Sale by Liberty, the transferee will be subject to the following restrictions with regard to us, unless the restrictions terminate early in the circumstances discussed below:

•

An ownership cap set at 30% of our total equity securities of (which would apply to any “group” of which the transferee or its affiliates is a member), subject to adjustment under certain circumstances;

•

Specified “standstill” restrictions limiting the transferee’s ability, at such time as any directors nominated by the transferee are serving on our Board of Directors, to, among other things, engage in proxy contests, propose transactions involving us, form a “group” (as defined in the Securities Exchange Act of 1934) or influence our management. These restrictions, other than the prohibition on proxy contests, would terminate if the transferee relinquishes all rights to nominate directors under the Governance Agreement; and

•

Contractual provisions analogous to the provisions of Section 203 of the DGCL that would prohibit the transferee from engaging in specified “business combination” transactions with us without our prior approval, acting through a committee of independent directors.

The contractual provisions mirroring Section 203 of the DGCL would not apply to the transferee if upon the Block Sale it would not be an “interested stockholder” (as determined pursuant to Section 203 of the DGCL) of TripAdvisor. However, if these contractual provisions become applicable at the time of the Block Sale, they will continue in effect for the term of the standstill restrictions even if the transferee would subsequently cease to qualify as an “interested stockholder” (as determined pursuant to Section 203 of the DGCL). The standstill restrictions and 30% ownership cap, as well as the termination provisions, would apply to subsequent transferees of all or substantially all of the shares transferred in a prior Block Sale, but in any event would not extend past the third anniversary of the original Block Sale. With respect to such unaffiliated subsequent transferees of the shares transferred in a prior Block Sale, the statutory (rather than contractual) anti-takeover restrictions of Section 203 of the DGCL would apply subject to the waiver, at the time of a transfer, by us.

Prior to the expiration of the three-year term, the standstill restrictions, including the cap on ownership described above, would terminate at the earlier of (i) Mr. Diller and his affiliates “actually owning” securities representing more than 50% of the total voting power of TripAdvisor or (ii) the Block Sale transferee and its affiliates beneficially owning (as defined in the Governance Agreement) securities representing less than 12% of the total voting power of TripAdvisor and Mr. Diller beneficially owning (as defined in the Governance Agreement) securities representing more than 40% of the total voting power of TripAdvisor. For this purpose, securities “actually owned” by Mr. Diller and his affiliates will include all of our securities held by Mr. Diller and his “affiliates”, plus those shares of Class B common stock for which Mr. Diller and his “affiliates” have a right to “swap” shares of common stock (as discussed below) but for which the swap right has not been exercised, minus the securities Mr. Diller and his “affiliates” currently hold but would need to exchange for the Class B common stock in such swap right.

The above restrictions may be waived at any time by TripAdvisor, acting through a committee of independent directors.

Other Block Sale Provisions

Any Block Sale by Liberty within the two years immediately following the completion of the Spin-Off will require our consent and the consent of Expedia. We and Expedia will not withhold our or their consent to such Block Sale if we and Expedia determine in good faith (a) that a safe harbor exists for the Block Sale under Section 355(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, or (b) that during the two years immediately prior to the Spin-Off there were no substantial negotiations with the transferee in such Block Sale regarding the Block Sale.

If Mr. Diller does not acquire from Liberty all shares of Class B common stock proposed to be transferred in a Block Sale or in a transfer of all of the Class B common stock and common stock beneficially owned by Liberty through the exercise of his “swap” rights or right of first refusal under the Stockholders Agreement (resulting in such Class B common stock of Liberty being converted into, or exchanged for, shares of our common stock before the Block Sale), for a period of two years after the Block Sale, Mr. Diller will have the right from time to time to acquire from us an equal number of shares of Class B common stock held in treasury, either by purchase at fair market value, through an exchange of an equivalent number of shares of common stock, or a combination thereof. Mr. Diller may exercise this right either alone or in conjunction with one or more third-parties so long as Mr. Diller retains voting control over the Class B common stock acquired. Prior to the two-year period following a Block Sale, Mr. Diller’s right to acquire Class B common stock from us will be suspended immediately upon the entry by us into a merger agreement providing for a merger that constitutes a change of control of TripAdvisor, and will terminate irrevocably upon the consummation of a tender or exchange offer for securities representing a majority of our total voting power or a merger that constitutes a change of control of TripAdvisor.

Certain Waivers

During the term of the Stockholders Agreement, without our consent (to be exercised by a committee of independent directors), Mr. Diller will not waive Liberty’s obligation under the Stockholders Agreement to convert or exchange its shares of Class B common stock to shares of common stock in specified circumstances. This consent right is not applicable if Mr. Diller no longer has any rights under the Stockholders Agreement. In certain circumstances this consent right will survive a mutual termination of the Stockholders Agreement for a period of up to one year.

Termination

Generally, the Governance Agreement will terminate:

•	With respect to Liberty, at such time that Liberty beneficially owns equity securities representing less than 5% of our total equity securities; and

•	With respect to Mr. Diller, at such time as Mr. Diller ceases to be our Chairman or becomes disabled.

With respect to the provisions governing Contingent Matters, such provisions will terminate as to Mr. Diller and Liberty as set forth under the section entitled Contingent Matters above.

Distribution Transactions

Liberty will be permitted to spin-off or split-off to its public stockholders all (but not less than all) of its equity ownership in TripAdvisor in a transaction meeting specified requirements without first complying with the transfer restrictions under the Stockholders Agreement, including Mr. Diller’s tag-along right, right of first refusal, swap right and conversion requirement, and without being subject to the application of certain anti-takeover provisions, as described above under The Governance Agreement — Inapplicability of Anti-Takeover Provisions to Distribution Transaction or Block Sale. Such transaction is referred to herein as a “Distribution Transaction.” The spun-off or split-off company will be required to assume all of Liberty’s obligations (including the proxy given to Mr. Diller under the Stockholders Agreement) and will succeed to Liberty’s rights under the Governance Agreement and Stockholders Agreement (including Liberty’s right to nominate directors).

Block Sales

So long as Liberty’s equity ownership in us does not exceed 30% of our total equity securities and Mr. Diller continues to hold a proxy over Liberty’s shares in TripAdvisor under the Stockholders Agreement, Liberty will be permitted to sell all (but not less than all) of such equity interest in us to an unaffiliated third party, without being subject to the application of certain anti-takeover provisions, as described above under The Governance Agreement — Inapplicability of Anti-Takeover Provisions to Distribution Transaction or Block Sale, subject to prior compliance with Mr. Diller’s tag-along right, right of first refusal and swap right under the Stockholders Agreement, as well as the requirement that Liberty convert shares of Class B common stock to shares of common stock or exchange them for common stock with us before the Block Sale. Such sale of equity interest is referred to herein as a “Block Sale.”

Prior to any Block Sale, Liberty will be required to exchange and/or convert any shares of Class B common stock proposed to be transferred in such Block Sale, to the extent Mr. Diller does not acquire such shares pursuant to exercise of his right of first refusal or swap rights, for newly-issued common stock (subject to application of relevant securities laws).

Relationship Between TripAdvisor, Mr. Diller and Liberty

Mr. Diller is the Chairman of the Board of Directors and our Senior Executive. Mr. Diller and Liberty are parties to the Stockholders Agreement. Among other arrangements, under the terms of the Stockholders Agreement, Liberty grants to Mr. Diller an irrevocable proxy with respect to all of our securities beneficially owned by Liberty on all matters submitted to a stockholder vote or by which the stockholders may act by written consent (other than with respect to Contingent Matters with respect to which Liberty has not consented), until such proxy terminates in accordance with the terms of the Stockholders Agreement. As a result of the arrangements contemplated by the Stockholders Agreement, as of March 15, 2012, Mr. Diller controlled approximately 62.3% of the combined voting power of our capital stock and can effectively control the outcome of all matters submitted to a vote or for the consent of our stockholders (other than with respect to the election by the holders of our common stock of 25% of the members of our Board of Directors and matters to which Delaware law requires a separate class vote). Upon Mr. Diller ceasing to serve in his capacity as our Chairman, or his becoming disabled, Liberty may effectively control the voting power of our capital stock through its ownership of our Common Shares. We are subject to the Marketplace Rules of The NASDAQ Stock Market LLC, or the Marketplace Rules. The Marketplace Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, group or another company, from certain requirements. Based on the arrangements described above, we are relying on the exemptions for controlled companies from applicable Marketplace Rules.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

TripAdvisor files annual, quarterly and current reports, proxy statements and other information with the SEC. TripAdvisor’s filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document that TripAdvisor files with the SEC at its public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. TripAdvisor’s SEC filings are also available to the public from commercial retrieval services.

The SEC allows TripAdvisor to “incorporate by reference” the information that TripAdvisor’s files with the SEC, which means that TripAdvisor can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement. TripAdvisor incorporates by reference the documents listed below, which TripAdvisor has already filed with the SEC:

•	TripAdvisor Annual Report on Form 10-K for the year ended December 31, 2011.

STOCK PERFORMANCE GRAPH

The graph shows a four-month comparison of cumulative total return, calculated on a dividend reinvested basis, for TripAdvisor common stock, the S&P 500 Index and the S&P Information Technology Index. The graph assumes an investment of $100 on December 21, 2011 in TripAdvisor common stock or the two indexes. The stock price performance shown in the graph is not necessarily indicative of future price performance.

ANNUAL REPORTS

TripAdvisor’s Annual Report to Stockholders for 2011, which includes TripAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2011 (not including exhibits), is available at http://ir.tripadvisor.com/annual-proxy.cfm. Upon written request to TripAdvisor, Inc., 141 Needham Street, Newton, Massachusetts 02464, Attention: Secretary, TripAdvisor will provide, without charge, an additional copy of TripAdvisor’s 2011 Annual Report on Form 10-K. TripAdvisor will furnish any exhibit contained in the Annual Report on Form 10-K upon payment of a reasonable fee. Stockholders may also review a copy of the Annual Report on Form 10-K (including exhibits) by accessing TripAdvisor’s corporate website at www.tripadvisor.com or the SEC’s website at www.sec.gov.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE

2013 ANNUAL MEETING

Stockholders who wish to have a proposal considered for inclusion in TripAdvisor’s proxy materials for presentation at the 2013 Annual Meeting of Stockholders must ensure that their proposal is received by TripAdvisor no later than January 1, 2013 at its principal executive offices at 141 Needham Street, Newton, Massachusetts 02464, Attention: Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2013 Annual Meeting of Stockholders without inclusion of the proposal in TripAdvisor’s proxy materials are required to provide notice of such proposal to TripAdvisor at its principal executive offices no later than March 17, 2013. TripAdvisor reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Newton, Massachusetts

April 30, 2012

VOTE BY INTERNET - www.proxyvote.com
TRIPADVISOR, INC. 141 NEEDHAM STREET NEWTON, MA 02464

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M47100-P26743	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRIPADVISOR, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR the following:
1.	Election of Directors			☐	☐	☐
	01)	Barry Diller	06)	Jonathan F. Miller
	02)	Stephen Kaufer	07)	Jeremy Philips
	03)	William R. Fitzgerald	08)	Sukhinder Singh Cassidy
	04)	Victor A. Kaufman	09)	Robert S. Wiesenthal
	05)	Dara Khosrowshahi	10)	Michael P. Zeisser

Each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal.

The Board of Directors recommends you vote FOR proposal 2 and 3:			For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as TripAdvisor’s independent registered public accounting firm for 2012.		☐	☐	☐

3.	To approve, on an advisory basis, the compensation of TripAdvisor’s named executive officers as disclosed in this Proxy Statement.		☐	☐	☐

The Board of Directors recommends a vote 3 YEARS on the following proposal:		1 Year	2 Years	3 Years	Abstain

4.	To approve, on an advisory basis, the frequency of future advisory resolutions to approve the compensation of TripAdvisor’s named executive officers.	☐	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is available at www.proxyvote.com.

M47101-P26743

TRIPADVISOR, INC.

Annual Meeting of Stockholders

June 26, 2012 12:00 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stephen Kaufer, Seth J. Kalvert and Julie M.B. Bradley, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TRIPADVISOR, INC., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, Eastern Time on June 26, 2012, at 555 West 18th Street, New York, NY 10011, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side